Exhibit 10.14

Execution Version

NEITHER THIS NOTE PURCHASE AGREEMENT NOR THE NOTES ISSUED HEREUNDER HAVE BEEN REGISTERED PURSUANT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED PURSUANT TO ANY APPLICABLE STATE SECURITIES LAW. THE NOTES ISSUED UNDER THIS NOTE PURCHASE AGREEMENT MAY BE RESOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT AND QUALIFIED PURSUANT TO APPLICABLE STATE SECURITIES LAWS OR IF AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION IS AVAILABLE, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION, QUALIFICATION NOR EXEMPTION IS REQUIRED BY LAW.

THE NOTES HEREUNDER HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, AMOUNT OF OID, ISSUE DATE AND YIELD TO MATURITY OF THE NOTES MAY BE OBTAINED FROM THE ISSUER BY CONTACTING: KURT BECKER AT 22 MORGAN, IRVINE, CALIFORNIA 92618, USA, TEL: 949-540-6300 x288, E-MAIL: KURT.BECKER@AGENDIA.COM.

NOTE PURCHASE AGREEMENT

Dated as of July 24, 2018

among

AGENDIA N.V.,

as the Issuer,

The Purchasers from time to time party hereto

and

ATHYRIUM OPPORTUNITIES III ACQUISITION LP,

as Collateral Agent

€10,000,000 Senior Secured Notes Due 2022

6.15	Disclosure	44
6.16	Compliance with Laws	44
6.17	Intellectual Property; Licenses, Etc.	44
6.18	Solvency	46
6.19	Perfection of Security Interests in the Collateral	46
6.20	Business Locations	46
6.21	Sanctions Concerns; Anti-Corruption Laws; PATRIOT Act	46
6.22	Limited Offering of Notes	47
6.23	Registration Rights; Issuance Taxes	47
6.24	Material Contracts	47
6.25	Regulatory Compliance	48
6.26	Labor Matters	53
6.27	EEA Financial Institution	53
6.28	Ranking of Notes	53
6.29	Minimum Liquidity	53

ARTICLE VI-A. REPRESENTATIONS OF THE PURCHASERS		53

ARTICLE VII AFFIRMATIVE COVENANTS		54

7.01	Financial Statements	54
7.02	Certificates; Other Information	55
7.03	Notices	57
7.04	Payment of Obligations	58
7.05	Preservation of Existence, Etc.	58
7.06	Maintenance of Properties	59
7.07	Maintenance of Insurance	59
7.08	Compliance with Laws	60
7.09	Books and Records	60
7.10	Inspection Rights	60
7.11	Use of Proceeds	60
7.12	Additional Subsidiaries	60
7.13	ERISA and Pensions Scheme Compliance	61
7.14	Pledged Assets	61
7.15	Compliance with Material Contracts	62
7.16	Deposit Accounts	62
7.17	Regulatory Compliance	62
7.18	Intellectual Property; Consent of Licensors	64
7.19	Anti-Corruption Laws	65
7.20	Post-Closing Obligations	65

ARTICLE VIII NEGATIVE COVENANTS		65

8.01	Liens	65
8.02	Investments	66
8.03	Indebtedness	67
8.04	Fundamental Changes	68
8.05	Dispositions	68
8.06	Restricted Payments	68
8.07	Change in Nature of Business	68
8.08	Transactions with Affiliates and Insiders	68
8.09	Burdensome Agreements	69
8.10	Use of Proceeds	69

8.11	Prepayment of Other Indebtedness	69
8.12	Organization Documents; Fiscal Year; Legal Name, Jurisdiction of Formation and Form of Entity; Certain Amendments	69
8.13	Ownership of Subsidiaries	70
8.14	Sale Leasebacks	70
8.15	Sanctions; Anti-Corruption Laws	70
8.16	Financial Covenant	70

ARTICLE IX EVENTS OF DEFAULT AND REMEDIES		70

9.01	Events of Default	70
9.02	Remedies Upon Event of Default	74
9.03	Application of Funds	75

ARTICLE X INCREASED COSTS		75

10.01	Increased Costs, Etc.	75
10.02	Increased Capital Cost	75

ARTICLE XI COLLATERAL AGENT		76

11.01	Appointment and Authority	76
11.02	Rights as a Purchaser	76
11.03	Exculpatory Provisions	77
11.04	Reliance by Collateral Agent	77
11.05	Delegation of Duties	78
11.06	Resignation of Collateral Agent	78
11.07	Non-Reliance on Collateral Agent and Other Purchasers	79
11.08	Collateral Agent May File Proofs of Claim	79
11.09	Collateral and Guaranty Matters	79

ARTICLE XII MISCELLANEOUS		80

12.01	Amendments, Etc.	80
12.02	Notices and Other Communications; Facsimile Copies	82
12.03	No Waiver; Cumulative Remedies; Enforcement	83
12.04	Expenses; Indemnity; and Damage Waiver	83
12.05	Marshalling; Payments Set Aside	84
12.06	Successors and Assigns; Transfers	84
12.07	Treatment of Certain Information; Confidentiality	86
12.08	Set-off	86
12.09	Interest Rate Limitation	87
12.10	Counterparts; Integration; Effectiveness	87
12.11	Survival of Representations and Warranties	87
12.12	Severability	87
12.13	Governing Law; Jurisdiction; Etc.	88
12.14	[Reserved]	89
12.15	Judgment Currency	89
12.16	Electronic Execution of Assignments and Certain Other Documents	89
12.17	USA PATRIOT Act	89
12.18	No Advisory or Fiduciary Relationship	90
12.19	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	90
12.20	Conflicts	90

SCHEDULES

1.01	Products, Services and Facilities
II	Notes and Purchase Prices
6.10	Insurance
6.13(a)	Subsidiaries
6.13(b)	Capitalization
6.17	IP Rights
6.20(a)	Locations of Real Property
6.20(b)	Taxpayer and Organizational Identification Numbers
6.20(c)	Changes in Legal Name, State of Organization and Structure
6.24	Material Contracts
6.25	Regulatory Compliance
7.20	Post-Closing Obligations
8.01	Liens Existing on the Closing Date
8.02	Investments Existing on the Closing Date
8.03	Indebtedness Existing on the Closing Date
12.02	Certain Addresses for Notices

EXHIBITS

A	Form of Note
B	Form of Compliance Certificate

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT is entered into as of July 24, 2018 among AGENDIA N.V., a public limited company (naamloze vennootschap) incorporated under Dutch law, having its seat (statutaire zetel) in Amsterdam, The Netherlands, and its registered office at Science Park 406, 1098 XH Amsterdam, The Netherlands, and registered with the trade register (handelsregister) of the Dutch Chamber of Commerce (Kamer van Koophandel) under number 34185452 (the “Issuer”), the Purchasers (defined herein) from time to time party hereto and ATHYRIUM OPPORTUNITIES III ACQUISITION LP, a Delaware limited partnership, as Collateral Agent for the Purchasers (each as defined below).

The Issuer has proposed to issue and sell, on the Closing Date, to the Purchasers and the Purchasers have agreed to purchase, their respective Senior Secured Notes due 2022, in an aggregate original principal amount of €10,000,000, in the amounts and for the consideration set forth on Schedule II and upon the terms and conditions hereinafter provided.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Accrediting Organization” means any Person from which any Note Party or Subsidiary has received an accreditation as of the Closing Date or thereafter.

“Acquisition” means, with respect to any Person, the acquisition by such Person, in a single transaction or in a series of related transactions, of (a) assets of another person which constitute all or substantially all of the assets of such Person, or of any division, line of business or other business unit of such Person or (b) at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger, amalgamation or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” means this Note Purchase Agreement.

“Athyrium” means Athyrium Capital Management, LP and its successors and assigns.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with IFRS, (b) in respect of any Synthetic Lease of any Person, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with IFRS if such lease were accounted for as a Capital Lease and (c) in respect of any Securitization Transaction of any Person, the outstanding principal amount of such financing, after taking into account reserve accounts and making appropriate adjustments, determined by the Required Purchasers in their reasonable judgment.

“Audited Financial Statements” means the audited consolidated balance sheet of the Issuer and its Subsidiaries for the fiscal year ended December 31, 2016, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Issuer and its Subsidiaries, including the notes thereto, audited by independent public accountants reasonably acceptable to the Collateral Agent and prepared in conformity with IFRS.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the Board of Directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York, New York, U.S., or in Amsterdam, The Netherlands.

“Businesses” means, at any time, a collective reference to the businesses operated by the Issuer and its Subsidiaries at such time.

“Capital Lease” means, as applied to any Person, any lease of any property or hire purchase contract which would, in accordance with IFRS, be treated as a liability on the balance sheet of that Person.

“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided, that, the full faith and credit of the United States is pledged in support thereof) or any country that is a member of the European Union (other than securities issued or directly and fully guaranteed or insured by the governments of Greece, Ireland, Spain, Portugal, Italy or any other member, so long as such securities do not have a rating of “BBB” or higher from S&P or “Baa3” or higher from Moody’s), in each case having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any United States commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Purchasers) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) Investments in money market investment programs which can be turned into cash on not more than 30 days’ notice, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d); and (f) instruments equivalent to those referred to those referred in the foregoing subdivisions (b) through (e) denominated in Euros.

“cGCP” means the then current Good Clinical Practices that establish the international ethical and scientific quality standards for designing, conducting, recording and reporting clinical trials that are promulgated or endorsed for the United States by the FDA (including through ICH E6 and 21 CFR Parts 50, 54, 56 and 312) and for outside the United States by comparable Governmental Authorities.

“cGLP” means the then current Good Laboratory Practices that establish the international ethical and scientific quality standards for designing, conducting, recording and reporting non-clinical and laboratory testing that are promulgated or endorsed for the United States by the FDA and for outside the United States by comparable Governmental Authorities.

“cGMP” means the then current Good Manufacturing Practice for drugs and biologics (including the regulations for drugs and finished pharmaceutical products contained in 21 C.F.R. Parts 210 and 211 and related Guidance documents issued by the United States Food and Drug Administration), or medical devices (including the Quality System Regulations contained in 21 C.F.R. Part 820 and related Guidance documents issued by the United States Food and Drug Administration), and for outside the United States by comparable Governmental Authorities.

“CHAMPVA” means, collectively, the Civilian Health and Medical Program of the Department of Veterans Affairs, and all laws and implementing rules and regulations and requirements pertaining to such program, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following events:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of Equity Interests representing 45% or more of the aggregate ordinary voting power in the election of the Board of Directors of the Issuer represented by the issued and outstanding Equity Interests of the Issuer on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b) during any period of twelve (12) consecutive months, a majority of the members of the Board of Directors of the Issuer cease to be composed of individuals (i) who were members of that Board of Directors on the first day of such period, (ii) whose election or nomination to that Board of Directors was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that Board of Directors or (iii) whose election or nomination to that Board of Directors was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that Board of Directors; or

(c) any “Change of Control” (or any comparable term) shall occur under any document, instrument or other agreement evidencing any Indebtedness with an aggregate principal amount in excess of the Threshold Amount; or

(d) the Issuer shall cease to directly or indirectly own, beneficially and of record (other than director’s qualifying shares of investments by foreign nationals to the extent mandated by applicable Laws), 100% of the issued and outstanding Equity Interests of each Subsidiary of the Issuer.

“CID Matter” means the Civil Investigative Demand regarding False Claims Act investigation from United States Attorney for the Western District of Kentucky on August 31, 2017 and Eastern District of New York on April 4, 2018 and any matters directly arising therefrom.

“CLIA” means the Clinical Laboratory Improvement Amendments (42 U.S.C. § 263a) and the implementing regulations at 42 C.F.R. pt. 493.

“Closing Date” means the date hereof.

“CMS” means the U.S. Center for Medicare and Medicaid Services or a similar authority in The Netherlands or any other jurisdiction.

“Collateral” means a collective reference to all real and personal property with respect to which Liens in favor of the Collateral Agent, for the benefit of the Purchasers, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Agent” means Athyrium Opportunities III Acquisition LP, in its capacity as collateral agent under any of the Note Documents, or any successor collateral agent.

“Collateral Documents” means a collective reference to the U.S. Security Documents, the Dutch Security Documents and other security documents as may be executed and delivered by the Note Parties pursuant to the terms of Sections 7.12, 7.14 or pursuant to the terms of any U.S. Security Documents or Dutch Security Documents.

“Collateral Questionnaires” means those certain perfection and due diligence certificates, in form and substance reasonably satisfactory to Collateral Agent, executed by the Issuer and each Guarantor as of the Closing Date.

“Common Reporting Standard” means the exchange of information regime based on the implementation of (i) the Council Directive 2014/107/EU amending Council Directive 2011/16/EU on the mandatory automatic exchange of information and (ii) the multilateral competent authority agreement signed on 29 October 2014 by various jurisdictions to automatically exchange information on the basis of article 6 of the convention on mutual administrative assistance in tax matters concluded on 25 January 1988, as amended by the 2010 protocol.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B.

“Confidential Information” means all non-public information, whether written, oral or in any electronic, visual or other medium, that is the subject of reasonable efforts to keep it confidential and that is owned by the Issuer or any Subsidiary or that the Issuer or any Subsidiary is licensed, authorized or otherwise granted rights under or to, and that is used by the Issuer or any other Person to manufacture, develop, import, market, promote, advertise, offer for sale, sell, use and/or otherwise distribute or provide a Product or Service.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 5% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Copyright License” means any agreement, whether written or oral, providing for the grant of any right to use any Work under any Copyright.

“Copyrights” means (a) all proprietary rights afforded Works pursuant to Title 17 of the United States Code, including, without limitation, all rights in mask works, copyrights and original designs, and all proprietary rights afforded such Works by other countries for the full term thereof (and including all rights accruing by virtue of bilateral or international treaties and conventions thereto), whether registered or unregistered, including, but not limited to, all applications for registration, renewals, extensions, reversions or restorations thereof now or hereafter provided for by law and all rights to make applications for registrations and recordations, regardless of the medium of fixation or means of expression, which are owned by the Issuer or any Subsidiary or which the Issuer or any Subsidiary is licensed, authorized or otherwise granted rights under or to the Issuer; and (b) all copyright rights under the copyright laws of the United States, The Netherlands and all other countries for the full term thereof (and including all rights accruing by virtue of bilateral or international copyright treaties and conventions), whether registered or unregistered, including, but not limited to, all applications for registration, renewals, extensions, reversions or restorations of copyrights now or hereafter provided for by law and all rights to make applications for copyright registrations and recordations, regardless of the medium of fixation or means of expression, which are owned by the Issuer or any Subsidiary or which the Issuer or any Subsidiary is licensed, authorized or otherwise granted rights under or to, and which are used by the Issuer or any other Person to manufacture, develop, import, market, promote, advertise, offer for sale, sell, use, provide and/or otherwise distribute a Product or Service.

“Debt Issuance” means the issuance by any Note Party or any Subsidiary of any Indebtedness other than Indebtedness permitted under Section 8.03.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and Dutch Insolvency Proceedings, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States and The Netherlands or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to twelve and one-half percent (12.50%) per annum, to the fullest extent permitted by applicable Laws.

“Deposit Account” means a “deposit account” (as defined in Article 9 of the Uniform Commercial Code), investment account, securities account or other account in which funds are held or invested to or for the credit or account of any Note Party or a deposit account held with a Dutch bank.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction or any issuance by any Subsidiary of its Equity Interests) of any property by any Note Party or any Subsidiary, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding the following (collectively, the “Permitted Transfers”): (a) the sale, lease, license, transfer or other disposition of inventory in the ordinary course of business, (b) the sale, lease, license, transfer or other disposition in the ordinary course of business of surplus, obsolete or worn out equipment no longer used or useful in the conduct of business of any Note Party and its Subsidiaries, (c) any sale, lease, license, transfer or other disposition of property to any Note Party or any Subsidiary; provided, that, if the transferor of such property is a Note Party, (i) the transferee thereof must be a Note Party or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 8.02, (d) the abandonment or other disposition of IP Rights that are not material and are no longer used or useful in any material respect in the business of the Issuer and its Subsidiaries, (e) licenses, sublicenses, leases or subleases (other than relating to intellectual property) granted to third parties in the ordinary course of business and not interfering with the Businesses, (f) any Involuntary Disposition, (g) dispositions of cash and Cash Equivalents in the ordinary course of business pursuant to transactions permitted hereunder, (h) dispositions consisting of the sale, transfer, assignment or other disposition of unpaid and overdue accounts receivable in connection with the collection, compromise or settlement thereof in the ordinary course of business and not as part of a financing transaction, (i) Permitted Licenses and (j) the sale, transfer, issuance or other disposition of a de minimis number of shares of the Equity Interests of a Non-U.S. Subsidiary of a Note Party in order to qualify members of the governing body of such Non-U.S. Subsidiary if required by applicable Law.

“Disqualified Capital Stock” means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, prior to the ninety-first (91st) day after the Maturity Date, (b) requires the payment of any cash dividends at any time prior to the ninety-first (91st) day after the Maturity Date, (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations, or (d) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in clause (a), (b) or (c) above, in each case at any time prior to the ninety-first (91st) day after the Maturity Date.

“Dollar” and “$” mean lawful money of the United States.

“Domain Names” means all domain names and URLs that are registered and/or owned by the Issuer or any Subsidiary or which the Issuer or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

“Dutch Civil Code” means the Dutch Civil Code (Burgerlijk Wetboek);

“Dutch Deposit Account Control Agreement” means any Dutch account control agreement by and among a Note Party, the applicable depository bank and the Collateral Agent, in each case in form and substance reasonably satisfactory to the Required Purchasers.

“Dutch Insolvency Proceedings” means a (provisional) suspension of payments ((voorlopige) surseance van betaling), bankruptcy (faillissement), or, if applicable, emergency regulations (noodregeling) in the interests of all creditors as referred to in Chapter 3 of the Wft.

“Dutch Mortgage Deed” means any Dutch law governed mortgage deed delivered pursuant to the terms of this Agreement, executed in favor of the Collateral Agent, for the benefit of the Purchasers, by each of the Note Parties having real-estate in The Netherlands, as amended or modified from time to time in accordance with the terms hereof.

“Dutch Omnibus Pledge” means that certain Dutch law governed omnibus pledge agreement dated as of the Closing Date executed in favor of the Collateral Agent, for the benefit of the Purchasers, by each of the Note Parties, as amended or modified from time to time in accordance with the terms hereof.

“Dutch Real Property Security Documents” means with respect to the fee interest and/or leasehold interest of any Note Party in any real property located in The Netherlands:

(a) a fully executed and notarized Dutch Mortgage Deed encumbering the fee interest and/or leasehold interest of such Note Party in such real property;

(b) if requested by the Collateral Agent in its sole discretion, an opinion of legal counsel to the Note Party granting the Dutch Mortgage Deed on such real property, addressed to the Collateral Agent and each Purchaser, in form and substance reasonably acceptable to the Collateral Agent; and

(c) such other agreements, third-party assessments, certificates and documents that the Collateral Agent may reasonable request in connection therewith as is customary or appropriate.

“Dutch Security Documents” means, collectively, the Dutch Omnibus Pledge, the Dutch Deposit Account Control Agreements and Dutch Real Property Security Documents.

“Dutch Subsidiary” means any Subsidiary that is organized under the laws of The Netherlands.

“Earn Out Obligations” means, with respect to an Acquisition, all obligations of the Issuer or any Subsidiary to make earn out or other contingency payments (including purchase price adjustments, non-competition and consulting agreements, or other indemnity obligations) pursuant to the documentation relating to such Acquisition. For purposes of determining the aggregate consideration paid for an Acquisition at the time of such Acquisition, the amount of any Earn Out Obligations shall be deemed to be the maximum amount of the earn-out payments in respect thereof as specified in the documents relating to such Acquisition.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assets” means long-term assets that are used or useful in the same or a similar line of business as the Issuer and its Subsidiaries were engaged in on the Closing Date (or any reasonable extension or expansions thereof).

“EMA” means the European Medicines Agency or any successor entity or a similar authority in The Netherlands or any other jurisdiction.

“Environmental Laws” means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Issuer, any other Note Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Documents” means, collectively, the following, each dated as of the Closing Date, pursuant to which, among other things, the Issuer shall have issued to Athyrium or one of its Affiliates €20,000,000 of convertible preference shares of the Issuer: (i) that certain Preference Shares Purchase Agreement by and between the Issuer and Athyrium Opportunities III Acquisition 2 LP, (ii) the Relationship Agreement, and (iii) certain Deed of Adherence to the Agendia N.V. Shareholders’ Agreement by Athyrium Opportunities III Acquisition 2 LP.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member, membership or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Issuer within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) the withdrawal of the Issuer or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Issuer or any ERISA Affiliate from a Multiemployer Plan, (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, (e) the institution by the PBGC of proceedings to terminate a Pension Plan, (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Internal Revenue Code or Sections 303, 304 and 305 of ERISA, or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Issuer or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EUR”, “Euro” or “€” means the lawful currency of the member states of the European Union that adopt the single currency in accordance with the Treaty establishing the European Community (signed in Rome on 25 March 1957), as amended from time to time.

“Event of Default” has the meaning set forth in Section 9.01.

“Excluded Property” means, with respect to any Note Party, including any Person that becomes a Note Party after the Closing Date as contemplated by Section 7.12, (a) any property which, subject to the terms of Section 8.09, is subject to a Lien of the type described in Section 8.01(i) pursuant to documents which prohibit such Note Party from granting any other Liens in such property, (b) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law; provided, that, upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a)

(or any successor provision), such intent-to-use trademark application shall no longer constitute “Excluded Property” and shall be considered Collateral, and (c) any general intangible, permit, lease, license, contract or other instrument of a Note Party if the grant of a security interest in such general intangible, permit, lease, license, contract or other instrument in the manner contemplated by the Collateral Documents, under the terms thereof or under applicable Law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Note Party’s rights, titles and interests thereunder (including upon the giving of notice or lapse of time or both); provided, that, (x) any such limitation described in this clause (c) on the security interests granted under the Collateral Documents shall only apply to the extent that any such prohibition would not be rendered ineffective pursuant to the Uniform Commercial Code or any other applicable Law or principles of equity and (y) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable Law, general intangible, permit, lease, license, contract or other instrument, to the extent sufficient to permit any such item to become Collateral, a security interest in such general intangible, permit, lease, license, contract or other instrument shall be automatically and simultaneously granted under the applicable Collateral Document and such general intangible, permit, lease, license, contract or other instrument shall no longer constitute “Excluded Property” and shall be considered Collateral.

“Existing Indebtedness” means all Indebtedness for borrowed money of the Note Parties in existence immediately prior to the Closing Date (other than Indebtedness incurred pursuant to the Intercompany Loan Agreement), including, without limitation, (i) the EUR 15,000,000 facility agreement, dated 26 February 2014, by and among Agendia N.V. as the Company, the Arranger, the Original Lenders (each as defined therein), and Norgine B.V. as the Facility Agent and the Security Agent, as amended by that certain Amendment Agreement dated 5 October 2015, as further amended or modified from time to time, and (ii) the EUR 3,000,000 Convertible Loan Agreement, dated 9 April 2018, by and among the Company, the Lenders and the Facility Agent (each as defined therein), as amended or modified on 18 June 2018.

“Extraordinary Receipts” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance, condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments.

“Facilities” means, at any time, a collective reference to the facilities (including any laboratory) and real properties owned, leased or operated by any Note Party or any Subsidiary.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations thereunder, official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any treaty, law, regulation or intergovernmental agreements entered into (which facilitates the implementation of any law or regulation) thereunder.

“FDA” means the Food and Drug Administration of the United States of America or any successor entity thereto or a similar authority in The Netherlands or any other jurisdiction.

“FDCA” means the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq. and all regulations promulgated thereunder.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Government Account Debtor” means the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof, that is responsible for payment of an Account under any Government Reimbursement Program, or any agent, administrator, intermediary or carrier for the foregoing.

“Government Account Debtor Account” means the Deposit Account in the name of Agendia, Inc. held at Wells Fargo Bank that receives all incoming payments from Government Account Debtors and other account debtors of the Note Parties, which Deposit Account shall be subject to the requirements of Section 7.16(b)(ii) hereof.

“Governmental Authority” means the government of the United States, The Netherlands, or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Government Reimbursement Program” means (a) Medicare, (b) Medicaid, (c) the Federal Employees Health Benefit Program under 5 U.S.C. §§ 8902 et seq., (d) TRICARE, (e) CHAMPVA, or (f) if applicable within the context of this Agreement, any agent, administrator, administrative contractor, intermediary or carrier for any of the foregoing.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means Agendia, Inc., a Delaware corporation, and each Subsidiary of Issuer identified as a “Guarantor” in each Guaranty, together with each other Person that provides a Guaranty pursuant to Section 7.12 (and “Guarantor” shall mean, as the context may require, each of them individually), together with their successors and permitted assigns.

“Guaranty” means that certain Guaranty dated as of the date hereof and made by the Guarantors in favor of the Collateral Agent and the Purchasers.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“HHS” means the United States Department of Health and Human Services and any successor agency thereof.

“HIPAA” means (a) the Health Insurance Portability and Accountability Act of 1996; (b) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009); and (c) any state or local laws regulating the privacy and/or security of individually identifiable information imposing a more restrictive standard, in each case as the same may be amended, modified or supplemented from time to time, any successor statutes thereto, and any and all rules or regulations promulgated from time to time thereunder.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“IGJ” means the Dutch Health and Youth Care Inspectorate (Inspectie Gezondheidszorg en Jeugd) including its predecessor the Healthcare Inspectorate (Inspectie voor de Gezondheidszorg).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with IFRS:

(a) all obligations, whether current or long-term, for borrowed money (including the Obligations) and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all purchase money Indebtedness;

(c) the principal portion of all obligations under conditional sale or other title retention agreements relating to property purchased by such Person or any Subsidiary thereof (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(d) all obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(e) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not due more than 90 days after the date on which such trade account payable was created), including, without limitation, any Earn Out Obligations;

(f) the Attributable Indebtedness of Capital Leases, Securitization Transactions and Synthetic Leases;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Disqualified Capital Stock in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(h) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

(i) the Swap Termination Value of any Swap Contract;

(j) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) and (i) above of any other Person; and

(k) all Indebtedness of the types referred to in clauses (a) through (j) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person or a Subsidiary thereof is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person or such Subsidiary.

For purposes hereof, the amount of any direct obligation arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder.

“Indemnitee” has the meaning set forth in Section 12.04(b).

“Indirect Purchaser” means any Person that is not a U.S. Person and either (1) directly holds equity interests in a Purchaser that is treated as a partnership or disregarded entity for United States federal income tax purposes or (2) directly holds equity interests in a U.S. Person that is treated as a partnership or disregarded entity for U.S. federal income tax purposes that, directly, or indirectly through entities each of which is treated a partnership or a disregarded entity for U.S. federal income tax purposes, holds equity interests in a Purchaser.

“Information” has the meaning set forth in Section 12.07.

“Intercompany Loan Agreement” means that certain Revolving Loan Agreement between Agendia B.V. (n/k/a Agendia N.V.), as lender, and Agendia, Inc., as borrower, dated as of February 17, 2010, as the same may be amended, supplemented, restated or otherwise modified from time to time.

“Interest Period” means, (a) initially, the period beginning on (and including) the date on which the Notes are issued and purchased hereunder and ending on (and including) the next following Interest Payment Date, and (b) thereafter, the period beginning on (and including) the first day immediately following such Interest Payment Date and ending on the earlier of (and including) (i) the next following Interest Payment Date and (ii) the Maturity Date.

“Interest Payment Date” means (a) the last Business Day of each March, June, September and December, and (b) the Maturity Date.

“Interim Financial Statements” means the unaudited consolidated financial statements of the Issuer and its Subsidiaries for the fiscal quarter ended March 31, 2018, including balance sheets and statements of income or operations, shareholders’ equity and cash flows.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986.

“Internal Revenue Service” means the United States Internal Revenue Service.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Note Party or any of their Subsidiaries.

“IP Rights” means, collectively, all Confidential Information, all Copyrights, all Copyright Licenses, all Domain Names, all Permits, all Other Intellectual Property, all Other IP Agreements, all Patents, all Patent Licenses, all Proprietary Databases, all Proprietary Software, all Trademarks, all Trademark Licenses, all Trade Secrets, all Websites and all Website Agreements.

“Joinder Agreement” means a joinder agreement in form and substance satisfactory to the Collateral Agent executed and delivered by a Subsidiary in accordance with the provisions of Section 7.12 in order to join such Subsidiary to a Guaranty.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Market Withdrawal” means a Person’s removal or correction of a distributed product which involves a minor violation that would not be subject to legal action by the FDA, CMS, Dutch Minister of Health, IGJ, EMA or any other Governmental Authority or which involves no violation, e.g., normal stock rotation practices, routine equipment adjustments and repairs, etc., as that term is defined in 21 C.F.R. 7.3(j).

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, assets, properties, liabilities (actual or contingent), or financial condition of the Issuer and its Subsidiaries taken as a whole, (b) a material impairment of the rights and remedies of the Collateral Agent or any Purchaser under any Note Document to which it is a party or a material impairment in the perfection, value or priority of the Collateral Agent’s security interests in the Collateral, (c) a material impairment of the ability of any Note Party to perform its material obligations under any Note Document to which it is a party, or (d) a material adverse effect upon the legality, validity, binding effect or enforceability against any Note Party of any Note Document to which it is a party.

“Material Contracts” means (i) the Organization Documents of the Note Parties, (ii) as of the Closing Date, those agreements listed on Schedule 6.24, and (iii) after that Closing Date, any agreement of the type described in any of clauses (a) through (g) of Section 6.24.

“Maturity Date” means July 24, 2022.

“Maximum Rate” has the meaning set forth in Section 12.09.

“Medicaid” shall mean a medical assistance program administered by a state agency and approved by the Federal Centers for Medicare and Medicaid Services (formerly the federal Health Care Financing Administration) pursuant to the terms of Title XIX of the Social Security Act, codified at 42 U.S.C. 1396 et seq.

“Medicare” means that certain federal program providing health insurance for eligible elderly and other individuals, under which physicians, hospitals, skilled nursing homes, home health care and other providers are paid for certain covered services they provide to the beneficiaries of such program, which program is more fully described in Title XVIII of the Social Security Act (42 U.S.C. §§ 1395 et seq.) and the regulations promulgated thereunder, or any successor program.

“Monthly Shareholder Reporting Package” means all information required to be delivered pursuant to Section 5.1(c) of the Relationship Agreement (whether or not such agreement remains in effect).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Issuer or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Issuer or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“NAFM” means The Netherlands Authority for the Financial Markets (Autoriteit Financiële Markten).

“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by any Note Party or any Subsidiary in respect of any Disposition, Debt Issuance, Involuntary Disposition or Extraordinary Receipts, net of (a) reasonable direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof, (c) in the case of any Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Collateral Agent) on the related property and (d) in the case of any Extraordinary Receipt, (i) reasonable direct costs incurred in connection with the collection of such proceeds, awards or other payments, (ii) insurance and condemnation proceeds that are applied to the repair or replacement of the applicable property within 180 days after receipt thereof and (iii) the amount of any indemnification payment to the extent constituting reimbursement for cash expenses incurred by any Note Party with respect to the event giving rise to the related indemnity claims; it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Note Party or any Subsidiary in any Disposition, Debt Issuance, Involuntary Disposition or Extraordinary Receipt.

“Non-U.S. Subsidiary” means any Subsidiary that is not a U.S. Subsidiary.

“Note” or “Notes” has the meaning specified in Section 2.01.

“Note Documents” means this Agreement, each Note, each Joinder Agreement, each Guaranty and the Collateral Documents.

“Note Parties” means, collectively, the Issuer and each Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Note Party arising under any Note Document or otherwise with respect to any Note, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Note Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Operating Lease” means any lease of any Facility separate and distinct from the owner of the applicable Facility, and all amendments thereto and extensions thereof.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws, (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization, including in each case of the foregoing the equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction, and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Intellectual Property” means all worldwide intellectual property rights, industrial property rights, proprietary rights and common-law rights, whether registered or unregistered, which are not otherwise included in Confidential Information, Copyrights, Copyright Licenses, Domain Names, Permits, Other IP Agreements, Patents, Patent Licenses, Trademarks and Trademark Licenses, Proprietary Databases, Proprietary Software, Websites, Website Agreements and Trade Secrets, including, without limitation, all rights to and under all new and useful algorithms, concepts, data (including all clinical data relating to a Product or Service), databases, designs, discoveries, inventions, know-how, methods, processes, protocols, show-how, software (other than commercially available, off-the-shelf software), specifications for Products and processes for Services, techniques, technology, trade dress and all improvements thereof and thereto, which is owned by the Issuer or any Subsidiary or which the Issuer or any Subsidiary is licensed, authorized or otherwise granted rights under or to, and which is used by the Issuer or any other Person to advertise, develop, manufacture, import, market, promote, offer for sale, sell, use, provide and/or otherwise distribute a Product or Service.

“Other IP Agreements” means any agreement, whether written or oral, providing for the grant of any right under any Confidential Information, Permits, Proprietary Database, Proprietary Software, Trade Secret and/or any other IP Rights, to the extent that the grant of any such right is not otherwise the subject of a Copyright License, Trademark License, Patent License or Website Agreement.

“Patent License” means any agreement, whether written or oral, providing for the grant of any right under any Patent.

“Patents” means all letters patent and patent applications in the United States, the Netherlands and all other countries (and all letters patent that issue therefrom) and all reissues, extensions, renewals, divisions and continuations (including continuations-in-part and continuing prosecution applications) thereof, for the full term thereof, together with the right to claim the priority thereto, which are owned by the Issuer or any Subsidiary or which the Issuer or any Subsidiary is licensed, authorized or otherwise granted rights under or to the Issuer.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Section 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Issuer or any ERISA Affiliate and that is either covered by Title IV of ERISA or is subject to minimum funding standards under Section 412 of the Internal Revenue Code.

“Permits” means licenses, certificates, accreditations, product clearances or approvals, provider numbers or provider authorizations, marketing authorizations, other authorizations, registrations, permits, consents and approvals issued in connection with the conduct of the Issuer’s or any Subsidiary’s business or to comply with any applicable Laws, including those issued by any Governmental Authority.

“Permitted Acquisitions” means an Investment consisting of an Acquisition by any Note Party; provided, that: (a) no Default or Event of Default shall have occurred and be continuing or would result from such Acquisition, (b) the property acquired (or the property of the Person acquired) in such Acquisition is used or useful in the same or a related line of business as the Issuer and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (c) the Purchasers shall have received all items in respect of the Equity Interests or property acquired in such Acquisition required to be delivered by the terms of Section 7.12 and/or Section 7.14, (d) in the case of an Acquisition of the Equity Interests of another Person, the Board of Directors of such other Person shall have duly approved such Acquisition, (e) the Issuer shall have delivered to the Purchasers pro forma financial statements for the Issuer and its Subsidiaries after giving effect to such Acquisition for the twelve month period ending as of the most recent fiscal quarter end in a form satisfactory to the Required Purchasers, (f) the representations and warranties made by the Note Parties in each Note Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) both (i) at and as if made as of the date of execution of the definitive documentation for such Acquisition (assuming for such purposes that such Acquisition has been consummated) and (ii) at and as if made as of the date of such Acquisition (assuming for such purposes that such Acquisition has been consummated) except to the extent any such representation and warranty expressly relates to an earlier date, in which case it shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date, (g) Issuer shall have demonstrated to the reasonable satisfaction of the Required Purchasers that, after giving effect to such

Acquisition on a pro forma basis, the Note Parties are in compliance with the financial covenant set forth in Section 8.16, (h) the aggregate consideration (including cash and non-cash consideration, deferred purchase price and any Earn Out Obligations) paid by the Note Parties for all such Acquisitions during the term of this Agreement shall not exceed €1,000,000, and (i) Issuer shall have delivered to the Purchasers a certificate of a Responsible Officer of Issuer certifying that the foregoing conditions have been satisfied.

“Permitted Holders” means, collectively, Athyrium Opportunities III Acquisition LP and its Affiliates; “Permitted Holder” means any one of them.

“Permitted Licenses” means, collectively, (a) licenses of over-the-counter software that is commercially available to the public, and (b) non-exclusive licenses for the use of the intellectual property of the Issuer or any of its Subsidiaries entered into in the ordinary course of business; provided, that, with respect to each such license described in clause (b), (i) no Event of Default has occurred or is continuing at the time of such license, (ii) the license constitutes an arms-length transaction, the terms of which, on their face, do not provide for a sale or assignment of any intellectual property and do not restrict the ability of the Issuer or any of its Subsidiaries, as applicable, to pledge, grant a Lien on, or assign or otherwise transfer any intellectual property the Issuer, and (iii) all upfront payments, royalties, milestone payments, sublicense revenues or other proceeds arising from the licensing agreement that are payable to the Issuer or any of its Subsidiaries are paid to a Deposit Account that is governed by a U.S. Deposit Account Control Agreement or a Deposit Account that is governed by a Dutch Deposit Account Control Agreement.

“Permitted Liens” means, at any time, Liens in respect of property of any Note Party or any of its Subsidiaries permitted to exist at such time pursuant to the terms of Section 8.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PHSA” means the United States Public Health Service Act, 42 U.S.C. Section 201 et seq., and all regulations promulgated thereunder.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Issuer or any ERISA Affiliate or any such Plan to which the Issuer or any ERISA Affiliate is required to contribute on behalf of any of its employees or otherwise has any liability.

“Preliminary Audited Financial Statements” means preliminary draft audited consolidated balance sheet of the Issuer and its Subsidiaries for the fiscal year ended December 31, 2017, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Issuer and its Subsidiaries, including the notes thereto, which was delivered by the Issuer to the Collateral Agent on May 21, 2018.

“Product” means any product advertised, developed, imported, exported, manufactured, marketed, offered for sale, promoted, sold, tested, used or otherwise distributed by the Issuer or any Subsidiary in connection with or that embody, in whole or in part, the IP Rights, including those products set forth on Schedule 1.01 (as updated from time to time in accordance with the terms of this Agreement), provided, that, if the Issuer shall fail to comply with its obligations under this Agreement to give notice to the Purchasers and update Schedule 1.01 prior to manufacturing, selling, developing, testing or marketing any new Product, any such improperly undisclosed Product shall be deemed to be included in this definition.

“Proprietary Databases” means any material non-public proprietary database that is owned by the Issuer or any Subsidiary or that the Issuer or any Subsidiary is licensed, authorized or otherwise granted rights under or to, and that is used by the Issuer or any other Person to manufacture, develop, import, market, promote, advertise, offer for sale, sell, use and/or otherwise distribute or provide a Product or Service.

“Proprietary Software” means any proprietary software owned, licensed or otherwise used, other than any software that is generally commercially available, off-the-shelf and/or open source including, without limitation, the object code and source code forms of such software and all associated documentation, which is owned by the Issuer or any Subsidiary or which the Issuer or any Subsidiary is licensed, authorized or otherwise granted rights under or to, and that is used by the Issuer or any other Person to manufacture, develop, import, market, promote, advertise, offer for sale, sell, use and/or otherwise distribute or provide a Product or Service.

“Qualified Capital Stock” of any Person means any Equity Interests of such Person that are not Disqualified Capital Stock.

“Recipient” means any Purchaser and any other recipient of any payment by or on account of any obligation of any Note Party under any Note Document.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, sub-advisors and representatives of such Person and of such Person’s Affiliates.

“Relationship Agreement” means that certain Relationship Agreement dated as of the date hereof by and among the Issuer, Athyrium Opportunities III Acquisition 2 LP, the Major Shareholders and the Existing Directors (each as defined therein).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Required Permit” means a Permit (a) issued or required under Laws applicable to the business or Facilities of the Issuer or any Subsidiary or necessary in the operation of diagnostic laboratories and the provision of services related thereto, to be eligible to receive payment and compensation from and to participate in any material Third Party Payor Arrangements or any Government Reimbursement Program, or in the manufacturing, testing, developing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Laws applicable to the business or Facilities of the Issuer or any Subsidiary (including without limitation, at any point in time, all licenses, approvals and permits issued by the FDA, CMS, Dutch Minister of Health, IGJ, EMA or any other Governmental Authority necessary for the testing, development, manufacture, marketing, sale or provision of any Product or Service by the Issuer or any Subsidiary as such activities are being conducted by the Issuer or such Subsidiary with respect to such Product or Service at such time), or (b) issued by any Person from which the Issuer or any Subsidiary has, as of the Closing Date, received an accreditation.

“Required Purchasers” means, as of any date, the Purchasers holding at least 51% of the aggregate principal amount of Notes outstanding on such date; provided, that any Notes held by the Issuer or any of its Subsidiaries shall be excluded.

“Responsible Officer” means the chief executive officer, president, chief financial officer, chief operating officer, vice president of finance or managing director of a Note Party and, solely for purposes of the delivery of certificates pursuant to Sections 5.01 or 7.12(b), the secretary or any assistant secretary of a Note Party. Any document delivered hereunder that is signed by a Responsible Officer of a Note Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Note Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Note Party.

“Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of any Note Party or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity Interests of any Note Party or any of its Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of any Note Party or any of its Subsidiaries, now or hereafter outstanding, and (d) any payment made in respect of management, consulting, transaction or similar advisory fees to or for the account of any holder (or any Affiliate of any holder) of the Equity Interests of any Note Party or any of its Subsidiaries.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of McGraw-Hill Financial, Inc., and any successor thereto.

“Safety Notices” has the meaning set forth in Section 6.25(i).

“Sale and Leaseback Transaction” means, with respect to any Note Party or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby the Note Party or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanction(s)” means any sanction administered or enforced by the United States government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Act” means the Securities Act of 1933.

“Securitization Transaction” means, with respect to any Person, any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of such Person.

“Services” means services provided by the Issuer or any Affiliate of the Issuer to un-Affiliated Persons, including without limitation any sales, laboratory analysis, testing, consulting, marketing, commercialization and any other healthcare-related services.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Issuer.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Purchaser or any Affiliate of a Purchaser).

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under IFRS.

“Taxes” has the meaning set forth in Section 3.01(a).

“Third Party” means any entity other than the Issuer, any Subsidiary thereof or any Affiliate thereof.

“Third Party Payor” means (i) a commercial medical insurance company, health maintenance organization, professional provider organization or other third party payor that reimburses providers for diagnostic laboratory services provided to individual patients, (ii) a nonprofit medical insurance company (such as the Blue Cross, Blue Shield entities), and (iii) a Government Account Debtor making payments under a Government Reimbursement Program.

“Third Party Payor Arrangement” shall mean a written agreement or arrangement with a Third Party Payor pursuant to which the Third Party Payor pays all or a portion of the charges of any Note Party or its Subsidiaries for providing diagnostic laboratory services.

“Threshold Amount” means €1,000,000.

“Trademark License” means any agreement, written or oral, providing for the grant of any right to use any Trademark.

“Trademarks” means all statutory and common-law trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications to register in connection therewith, under the laws of the United States, any state thereof, the Netherlands, any political subdivision thereof or any other country or any political subdivision thereof, or otherwise, for the full term and all renewals thereof, which are owned by the Issuer or any Subsidiary or which the Issuer or any Subsidiary is licensed, authorized or otherwise granted rights under or to, and which are used by the Issuer or any other Person to manufacture, develop, import, market, promote, advertise, offer for sale, sell, use, provide and/or otherwise distribute a Product or Service.

“Trade Secrets” means any data or information that is not commonly known by or available to the public, and which (a) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other Persons who can obtain economic value from its disclosure or use, (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy, and (c) which are owned by the Issuer or any Subsidiary or which the Issuer or any Subsidiary is licensed, authorized or otherwise granted rights under or to.

“Treasury Regulations” means the regulations, including temporary regulations, promulgated by the United States Treasury Department under the Internal Revenue Code, as such regulations may be amended from time to time (including the corresponding provisions of any future regulations).

“TRICARE” means the program administered pursuant to 10 U.S.C. Section 1071 et. seq), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Cash” means cash or Cash Equivalents of any Person, that (a) do not appear (or would not be required to appear) as “restricted” on a consolidated balance sheet of such Person as determined in accordance with IFRS, and (b) are not subject to any Lien in favor of any Person (other than rights of setoff permitted under Section 8.01(l) and Liens in favor of the Collateral Agent).

“U.S. Collateral Access Agreement” means an agreement in form and substance reasonably satisfactory to the Collateral Agent pursuant to which a lessor of real property located in the U.S. on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of inventory or other property owned by any Note Party, acknowledges the Liens of the Collateral Agent and waives (or, if approved by the Collateral Agent, subordinates) any Liens held by such Person on such property, and permits the Collateral Agent reasonable access to any Collateral stored or otherwise located thereon.

“U.S. Deposit Account Control Agreement” means any account control agreement by and among a U.S. Subsidiary, the applicable depository bank and the Collateral Agent, in each case in form and substance reasonably satisfactory to the Required Purchasers.

“U.S. Mortgages” means the mortgages, deeds of trust or deeds to secure debt that purport to grant to the Collateral Agent, for the benefit of the Purchasers, a security interest in the fee interest and/or leasehold interests of any Note Party in real property located in the U.S. (other than Excluded Property).

“U.S. Perfection and Due Diligence Certificate” means that certain Perfection and Due Diligence Certificate (U.S. Entities) dated as of the Closing Date executed by the Note Parties and certified to the Purchasers and the Collateral Agent, as amended or modified from time to time in accordance with the terms hereof.

“U.S. Person” means a “United States Person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Pledge Agreement” means the New York law governed pledge agreement dated as of the Closing Date executed in favor of the Collateral Agent, for the benefit of the Purchasers, by each of the Note Parties, as amended or modified from time to time in accordance with the terms hereof.

“U.S. Real Property Security Documents” means with respect to the fee interest and/or leasehold interest of any Note Party in any real property located in the U.S.:

(a) a fully executed and notarized U.S. Mortgage encumbering the fee interest and/or leasehold interest of such Note Party in such real property;

(b) if requested by the Collateral Agent in its sole discretion, maps or plats of an as-built survey of the sites of such real property certified to the Collateral Agent and the title insurance company issuing the policies referred to in clause (c) of this definition in a manner satisfactory to each of the Collateral Agent and such title insurance company, dated a date satisfactory to each of the Collateral Agent and such title insurance company by an independent professional licensed land surveyor, which maps or plats and the surveys on which they are based shall be sufficient to delete any standard printed survey exception contained in the applicable title policy and be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 2011 with items 2, 3, 4, 6(b), 7(a), 7(b)(1), 7(c), 8, 9, 10, 11(a), 13, 14, 16,17, 18 and 19 on Table A thereof completed;

(c) ALTA mortgagee title insurance policies issued by a title insurance company acceptable to the Collateral Agent with respect to such real property, assuring the Collateral Agent that the U.S. Mortgage covering such real property creates a valid and enforceable first priority mortgage lien on such real property, free and clear of all defects and encumbrances except Permitted Liens, which title insurance policies shall otherwise be in form and substance satisfactory to the Collateral Agent and shall include such endorsements as are requested by the Collateral Agent;

(d) evidence as to (i) whether such real property is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”) and (ii) if such real property is a Flood Hazard Property, (A) whether the community in which such real property is located is participating in the National Flood Insurance Program, (B) the applicable Note Party’s written acknowledgment of receipt of written notification from the Collateral Agent (1) as to the fact that such real property is a Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (C) copies of insurance policies or certificates of insurance of the Issuer and its Subsidiaries evidencing flood insurance satisfactory to the Collateral Agent and naming the Collateral Agent and its successors and/or assigns as sole loss payee on behalf of the Purchasers;

(e) if requested by the Collateral Agent in its sole discretion, an environmental assessment report, as to such real property, in form and substance and from professional firms acceptable to the Collateral Agent;

(f) if requested by the Collateral Agent in its sole discretion, evidence reasonably satisfactory to the Collateral Agent that such real property, and the uses of such real property, are in compliance in all material respects with all applicable zoning laws (the evidence submitted as to which should include the zoning designation made for such real property, the permitted uses of such real property under such zoning designation and, if available, zoning requirements as to parking, lot size, ingress, egress and building setbacks);

(g) in the case of a leasehold interest of any Note Party in such real property that is located in the U.S., (i) such U.S. Collateral Access Agreements as may be required by the Collateral Agent, and (ii) evidence that the applicable lease, a memorandum of lease with respect thereto, or other evidence of such lease in form and substance satisfactory to the Collateral Agent, has been or will be recorded in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, so as to enable the U.S. Mortgage encumbering such leasehold interest to effectively create a valid and enforceable first priority lien (subject to Permitted Liens) on such leasehold interest in favor of the Collateral Agent (or such other Person as may be required or desired under local law); and

(h) if requested by the Collateral Agent in its sole discretion, an opinion of legal counsel to the Note Party granting the U.S. Mortgage on such real property, addressed to the Collateral Agent and each Purchaser, in form and substance reasonably acceptable to the Collateral Agent.

“U.S. Security Agreement” means the New York law governed security agreement dated as of the Closing Date executed in favor of the Collateral Agent, for the benefit of the Purchasers, by each of the Note Parties, as amended or modified from time to time in accordance with the terms hereof, and any Notice of Grant of Security Interest in Copyrights, Trademarks or Patents executed in connection therewith.

“U.S. Security Documents” means a collective reference to the U.S. Security Agreement, the U.S. Pledge Agreement, the U.S. Deposit Account Control Agreements, the U.S. Perfection and Due Diligence Certificate, the U.S. Collateral Access Agreements and the U.S. Real Estate Security Documents.

“U.S. Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Websites” means all websites that the Issuer or any Subsidiary shall operate, manage or control through a Domain Name, whether on an exclusive basis or a nonexclusive basis, including, without limitations, all content, elements, data, information, materials, hypertext markup language (HTML), software and code, works of authorship, textual works, visual works, aural works, audiovisual works and functionality embodied in, published or available through each such website and all IP Rights in each of the foregoing.

“Website Agreements” means all agreements between the Issuer and/or any Subsidiary and any other Person pursuant to which such Person provides any services relating to the hosting, design, operation, management or maintenance of any Website, including without limitation, all agreements with any Person providing website hosting, database management or maintenance or disaster recovery services to the Issuer and/or any Subsidiary and all agreements with any domain name registrar, as all such agreements may be amended, supplemented or otherwise modified from time to time.

“Wft” means the Dutch Financial Supervision Act (Wet op het financieel toezicht) and its subordinate and implementing decrees and regulations as amended from time to time.

“Wholly Owned Subsidiary” means any Person 100% of whose Equity Interests are at the time owned by the Issuer directly or indirectly through other Persons 100% of whose Equity Interests are at the time owned, directly or indirectly, by the Issuer.

“Withholding Agent” means any Note Party, and any other Person required by applicable Law to withhold or deduct amounts from a payment made by or on account of any obligation of any Note Party under any Note Document.

“Work” means any work or subject matter that is subject to protection pursuant to Title 17 of the United States Code.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02 Other Interpretive Provisions.

With reference to this Agreement and each other Note Document, unless otherwise specified herein or in such other Note Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Note Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions set forth herein or in any other Note Document), (ii) any reference herein to any

Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein,” “hereof” and “hereunder,” and words of similar import when used in any Note Document, shall be construed to refer to such Note Document in its entirety and not to any particular provision thereof, (iv) all references in an Note Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Note Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal property and tangible and intangible assets and properties, including cash, securities, accounts, contract rights and IP Rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Note Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Note Document.

(d) In this Agreement, where it relates to a Dutch person or the context so requires, a reference to:

(i)	“The Netherlands” means the European part of the Kingdom of the Netherlands and “Dutch” means in or of The Netherlands;

(ii)	“works council” means each works council (ondernemingsraad) or central or group works council (centrale of groeps ondernemingsraad) having jurisdiction over that person;

(iii)

a “authorized by all necessary corporate or organizational action” includes any action required to comply with the Works Councils Act of The Netherlands (Wet op de ondernemingsraden), followed by a neutral or positive advice (advies) from the works council of that person which, if conditional, contains conditions which can reasonably be complied with and would not cause and are not reasonably likely to cause a breach of any term of any Note Document;

(iv)

“organization documents” means the articles of association (statuten) and deed of incorporation (akte van oprichting) and an up-to-date extract of registration of the Trade Register of the Dutch Chamber of Commerce;

(v)

A “security interest” or “security” includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), right of retention (recht van retentie), right to reclaim goods (recht van reclame) and any right in rem (beperkt recht) created for the purpose of granting security (goederenrechtelijke zekerheid);

(vi)	an “administration” or “dissolution” includes declared bankrupt (failliet verklaard) or dissolved (ontbonden);

(vii)	a “moratorium” includes surseance van betaling and “a moratorium” “is declared” includes surseance verleend;

(viii)	any “procedure” taken in connection with insolvency proceedings includes that person having filed a notice under Section 36 of the Tax Collection Act of The Netherlands (Invorderingswet 1990);

(ix)	a “liquidator” includes a curator;

(x)	an “administrator” includes a bewindvoerder;

(xi)	an “attachment” includes a beslag;

(xii)	“negligence” means schuld;

(xiii)	“gross negligence” means grove schuld; and

(xiv)	“willful misconduct” means opzet.

1.03 Accounting Terms.

(a) Generally. Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, IFRS applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein; provided, however, that, calculations of Attributable Indebtedness under any Synthetic Lease or the implied interest component of any Synthetic Lease shall be made by the Issuer in accordance with the IFRS and consistent with the terms of such Synthetic Lease. Notwithstanding the foregoing, for purposes of determining compliance with any covenant contained herein, Indebtedness of the Issuer and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of financial reporting standards, such as IFRS 9 and IAS 32, on financial liabilities shall be disregarded.

(b) Changes in IFRS. If at any time any change in IFRS would affect the computation of any financial requirement set forth in any Note Document, and either the Issuer or the Required Purchasers shall so request, the Purchasers and Issuer shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in IFRS (subject to the approval of the Required Purchasers); provided, that, until so amended, (i) such requirement shall continue to be computed in accordance with IFRS prior to such change therein and (ii) the Issuer shall provide to the Purchasers financial statements and other documents required under this Agreement or as requested hereunder setting forth a reconciliation between calculations of such requirement made before and after giving effect to such change in IFRS. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in IFRS relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

1.04 Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to United States Eastern time (daylight or standard, as applicable).

1.05 Currency Generally.

For purposes of determining compliance with Article VIII with respect to any amount of Indebtedness or Investment in a currency other than Euros, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of currency exchange occurring after the time such Indebtedness or Investment is incurred (so long as such Indebtedness or Investment, at the time incurred, made or acquired, was permitted hereunder).

ARTICLE II

THE NOTES

2.01 Authorization and Issuance of Notes. The Issuer has duly authorized the issuance, sale and delivery of its Senior Secured Notes due 2022 in the aggregate principal amount of €10,000,000, to be dated the Closing Date, to mature on the Maturity Date, and to be substantially in the form of Exhibit A hereto. All such notes originally issued pursuant to this Section 2.01, or delivered in substitution or exchange for any thereof, being collectively called the “Notes” and individually a “Note”. Each Note shall constitute a registered claim (vordering op naam) of the relevant Purchaser against the Issuer. Articles 229(e) to 229(k) of The Netherlands’ Commercial Code (Wetboek van Koophandel) do not apply to the Notes. Notwithstanding anything to the contrary set forth herein, the Notes will, upon the occurrence of the Closing Date, be immediately separable and transferable, subject to any mandatory provisions of Dutch law and limitations on transfer of the Notes set forth in Section 12.06.

Under Dutch law one of the requirements for a valid transfer of a Note is a valid delivery (levering). Delivery of a Note under Dutch law requires the execution of an assignment deed (akte van cessie) between the assignor and the assignee and notification thereof by the assignor or the assignee to the Issuer.

2.02 [Reserved].

2.03 Issuance and Sale of Securities. Subject to the terms and conditions set forth in this Agreement, on the Closing Date the Issuer will issue and sell the Notes to be issued and sold by it hereunder to each of the Purchasers, severally and not jointly, and each of the Purchasers, severally and not jointly, shall purchase from the Issuer the Notes to be purchased by each of them, in each case in amounts equal, with respect to the Issuer and each Purchaser, to the respective amounts set forth on Schedule II hereto opposite the Issuer’s and such Purchaser’s name, and in each case at the purchase prices set forth on Schedule II hereto.

2.04 Notes. The Notes issued pursuant hereto shall evidence the principal amounts of all Notes sold hereunder, and the date and principal amount of each purchase and the sale of the Notes to the Purchasers by each of the Issuer, as well as each payment or prepayment made on account of the principal thereof, and, in each case, the resulting aggregate unpaid principal balance thereof, shall be recorded by each Purchaser on its books; provided, that failure by any Purchaser to make any such recordation shall not affect the obligations of the Issuer hereunder or under any Note. Each such recordation by a Purchaser shall be conclusive and binding for all purposes in the absence of manifest error.

2.05 The Closing Date. The sale and delivery of the Notes to be issued pursuant to Section 2.01 shall take place remotely via the electronic exchange of documents and signatures on the Closing Date (or such other time and place as the parties shall agree). On the Closing Date, subject to satisfaction of the conditions set forth herein, the Issuer will deliver to each Purchaser a Note or Notes registered in such Purchaser’s name or in the name of its nominee, such Notes to be duly executed and dated the Closing Date, in the aggregate principal amount of the Notes allocated to such Purchaser as shown on Schedule II hereto, such Notes to be in such denominations as such Purchaser may specify by two Business Days’ prior written notice to the Issuer (or, in the absence of such notice, one Note registered in such Purchaser’s name in such aggregate principal amount), against such Purchaser’s delivery to the Issuer of immediately available funds in the amount of such Purchaser’s portion of the aggregate purchase price of the Notes so purchased; and

2.06 [Reserved]

2.07 Prepayments.

(a) Voluntary Prepayments. Subject to the payment of any prepayment premium as required under Section 2.07(d) and any other fees or amounts payable hereunder at such time, the Issuer may, upon notice from the Issuer to the Purchasers, voluntarily prepay the Notes, in whole or in part; provided, that, (i) such notice must be received not later than 11:00 a.m. (Eastern time) three (3) Business Days prior to the date of prepayment and (ii) any such prepayment shall be in a principal amount of €1,000,000 or a whole multiple of €500,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. The Issuer shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment pursuant to this Section 2.07(a) shall be accompanied by (x) all accrued interest on the principal amount of the Notes prepaid, (y) the prepayment premium required under Section 2.07(d) and (z) all fees, costs, expenses, indemnities and other amounts due and payable hereunder at the time of prepayment. Each such prepayment shall be applied first to all costs, expenses, indemnities and other amounts due and payable hereunder, then to payment of default interest, if any, then to payment of prepayment premium required by Section 2.07(d), then to payment of accrued interest and thereafter to the payment of principal.

(b) Mandatory Prepayments of Notes.

(i) Dispositions and Involuntary Dispositions. The Issuer shall promptly (and, in any event, within three (3) Business Days) prepay the Notes in an aggregate amount equal to 100% of the Net Cash Proceeds of all Dispositions and Involuntary Dispositions to the extent such Net Cash Proceeds are not reinvested in Eligible Assets within 90 days of the date of such Disposition or Involuntary Disposition. Any prepayment pursuant to this clause (i) shall be applied as set forth in clause (iv) below.

(ii) Extraordinary Receipts. The Issuer shall promptly (and, in any event, within three (3) Business Days) upon the receipt by any Note Party or any Subsidiary of the Net Cash Proceeds of any Extraordinary Receipt, prepay the Notes in an aggregate amount equal to 100% of such Net Cash Proceeds. Any prepayment pursuant to this clause (ii) shall be applied as set forth in clause (iv) below.

(iii) Debt Issuance. The Issuer shall promptly (and, in any event, within three (3) Business Days) upon the receipt by any Note Party or any Subsidiary of the Net Cash Proceeds of any Debt Issuance, prepay the Notes in an aggregate amount equal to 100% of such Net Cash Proceeds. Any prepayment pursuant to this clause (iii) shall be applied as set forth in clause (iv) below.

(iv) Application of Mandatory Prepayments. All payments under this Section 2.07(b) shall be applied first to all fees, costs, expenses, indemnities and other amounts due and payable hereunder, then proportionately (based on the relation of such amounts to the total amount of the relevant payment under this Section 2.07(b)) to the payment or prepayment (as applicable) of the following amounts: default interest, if any, prepayment premium required by Section 2.07(d), accrued and unpaid interest and principal.

(c) Change of Control. Upon the occurrence of a Change of Control, the Issuer shall, unless otherwise directed by the Required Purchasers, prepay all of the Notes together with all accrued and unpaid interest thereon plus the prepayment premium required by Section 2.07(d) plus all other Obligations. In connection with any prepayment pursuant to this Section 2.07(c), the Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with such prepayment.

(d) Prepayment Premiums. If all or any portion of the Notes is prepaid, or required to be prepaid, pursuant to this Section 2.07, Article IX or otherwise, then, in all cases, the Issuer shall pay to the Purchasers, on the date on which such prepayment is prepaid or required to be prepaid, in addition to the other Obligations so prepaid or required to be prepaid, a prepayment premium equal to: (i) with respect to any prepayment paid or required to be paid on or before the first anniversary of the Closing Date, ten percent (10%) of the principal amount of the Notes that is prepaid or required to be prepaid, (ii) with respect to any prepayment paid or required to be paid after the first anniversary, but on or before the second anniversary, in each case of the Closing Date, five percent (5%) of the principal amount of the Notes that is prepaid or required to be prepaid, and (iii) with respect to any prepayment paid or required to be paid after the second anniversary of the Closing Date, three percent (3%) of the principal amount of the Notes that is prepaid or required to be prepaid.

2.08 Repayment of Notes.

The Issuer shall repay the outstanding principal amount of the Notes, together with all accrued and unpaid interest and all other Obligations, on the Maturity Date.

2.09 Interest.

(a) Pre-Default Rate. Subject to the provisions of subsection (b) below, during any Interest Period the Notes shall bear interest during such Interest Period on the outstanding principal amount thereof at a rate per annum equal to nine and one-half percent (9.50%) per annum.

(b) Default Rate. (i) Upon the occurrence of and during the continuance of any Event of Default, during any Interest Period all outstanding Obligations shall bear interest during such Interest Period at an interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws and (ii) accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable in cash on demand. The interest rate shall be recalculated and, if necessary, adjusted for each Interest Period, in each case pursuant to the terms hereof.

(c) Interest Generally. Interest on the Notes shall be due and payable in cash in arrears on each Interest Payment Date and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.10 Original Issue Discount. Original Issue Discount. The Issuer and each Purchaser agrees that on the Closing Date, the Notes will be issued to the Purchasers at a purchase price of ninety-eight percent (98%) of the principal amount thereof. For the avoidance of doubt, (i) on the Closing Date, each Purchaser shall advance to the Issuer an amount equal to ninety-eight percent (98%) of the principal amount of the Notes being issued by the Issuer and purchased by such Purchaser on the Closing Date in exchange for the Issuer’s obligations to repay in full the face amount of such Notes, plus interest accrued thereon, the prepayment premium required under Section 2.07(d), and any other amounts payable, in each case in accordance with the terms hereof and (ii) all calculations of interest and fees in respect of each Note will be calculated on the basis of such Note’s full stated principal amount. The original issue discount on the Notes pursuant to this Section 2.10 shall be deemed earned in full by the Purchasers on and as of the Closing Date.

2.11 Computation of Interest.

All computations of interest shall be made on the basis of a 360-day year and actual days elapsed. Interest shall accrue on the Notes for the day on which the Notes are issued, and shall not accrue on the Notes, or any portion thereof, for the day on which the Notes or such portion is paid.

2.12 Payments Generally.

(a) General. All payments to be made by the Issuer shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Subject to Section 9.03, all payments of principal, interest, prepayment premiums and fees on the Notes and all other Obligations payable by any Note Party under the Note Documents shall be due, without any presentment thereof, directly to the Purchasers, at such office or bank account as may be specified by each Purchaser from time to time reasonably in advance by written notice to the Issuer. The Note Parties will make such payments in Euros, in immediately available funds not later than 2:00 p.m. on the date due, marked for attention as indicated, or in such other manner or to such other account in any United States bank as the Purchasers may from time to time direct in writing in advance. All payments received by the Purchasers after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue in respect of such succeeding Business Day. If any payment to be made by the Issuer shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest.

(b) Obligations of Purchasers are Several. The obligations of the Purchasers hereunder to purchase the Notes are several and not joint. The failure of any Purchaser to purchase the aggregate principal amount of the Notes to be purchased by it on the Closing Date shall not relieve any other Purchaser of its corresponding obligation to do so on such date, and no Purchaser shall be responsible for the failure of any other Purchaser to purchase the aggregate principal amount of the Notes to be purchased by it.

(c) Funding Source. Nothing herein shall be deemed to obligate any Purchaser to obtain the funds to purchase any Note in any particular place or manner or to constitute a representation by any Purchaser that it has obtained or will obtain the funds to purchase any Note in any particular place or manner.

2.13 No Purchase of Notes. No Note Party or any of their respective Affiliates may acquire directly or indirectly any of the outstanding Notes, without the prior written consent of the Required Purchasers.

2.14 Sharing of Payments by Purchasers.

If any Purchaser shall, by exercising any right of setoff or otherwise, obtain payment in respect of any principal of or interest on its portion of any Note or prepayment premium in connection therewith resulting in such Purchaser’s receiving payment of a proportion of the aggregate amount of the Note and accrued interest thereon and prepayment premium in connection therewith greater than its pro rata share thereof as provided herein, then such Purchaser shall (a) notify the other Purchasers of such fact and (b) purchase for cash at face value, but without recourse, ratably from each of the other Purchasers such amount of the Notes held by each such other Purchaser (or interest therein), so that the benefit of all such payments shall be shared by the Purchasers ratably in accordance with the aggregate amount of principal of, accrued interest on and prepayment premium in connection with their respective portions of the Notes and other amounts owing them; provided, that:

(i) if any such purchase is made by any Purchaser, and if such excess payment or part thereof is thereafter recovered from such purchasing Purchaser, the related purchases from the other Purchasers shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest; and

(ii) the provisions of this Section 2.14 shall not be construed to apply to (x) any payment made by or on behalf of the Issuer pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Purchaser as consideration for the assignment of any of its portion of the Notes to any assignee, other than an assignment to the Issuer or any Subsidiary (as to which the provisions of this Section shall apply).

ARTICLE III

TAXES

3.01 Taxes.

(a) All payments of principal and interest on the Notes and all other amounts payable hereunder shall be made free and clear of and without deduction or withholding for or on account of any present or future income, excise, stamp, documentary, property or franchise taxes and other taxes, fees, duties, levies, assessments, withholding taxes or other charges of any nature whatsoever (including interest and penalties thereon) imposed by any taxing authority, excluding (x) taxes imposed on or measured by net income imposed by the jurisdiction under which a Recipient is organized or otherwise treated as resident for tax purposes or has a permanent establishment and/or permanent representative to which income under this Agreement is attributed in respect of amounts received or receivable in that jurisdiction (other than solely as the result of entering into any of the Note Documents or taking any action thereunder), and (y) U.S. federal withholding tax imposed under FATCA (all non-excluded items being called “Taxes”). If any withholding or deduction of any Taxes from any payment by or on account of any obligation of any Note Party hereunder is required in respect of any Taxes pursuant to any applicable Law, then (i) the applicable Withholding Agent shall be entitled to make such withholding or deduction and shall pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted within the time allowed and in the minimum amount required by, (ii) the applicable Withholding Agent shall promptly forward to the Purchasers an official receipt or other documentation satisfactory to the Required Purchasers evidencing such payment to such Governmental Authority and (iii) the sum payable by the applicable Note Party shall be increased by such additional amount or amounts as is necessary to ensure that the net amount actually received by the applicable Recipient will equal the full amount such Recipient would have received had no such withholding or deduction been required.

(b) The Issuer shall indemnify each Recipient, within fifteen (15) days after demand therefor, for the full amount equal to the loss, liability or cost which that Recipient determines will be or has been (directly or indirectly) suffered by that Recipient for or on account of any taxes (including Taxes imposed on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment by such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.

(c) Each Purchaser that purports to become an assignee of an interest pursuant to Section 12.06 after the Closing Date shall execute and deliver to the Issuer on or prior to the date that such Purchaser becomes a party hereto (and from time to time thereafter upon the reasonable request of the Issuer), one or more (as the Issuer may reasonably request) duly completed and executed copies of any forms, certificates or documents reasonably requested by the Issuer certifying as to such Purchaser’s entitlement to any available exemption from or reduction of withholding or deduction of taxes. The Issuer shall not be required to pay additional amounts to any Foreign Purchaser pursuant to this Section 3.01 with respect to taxes attributable to the failure of such Foreign Purchaser to comply with this paragraph.

(d) Each Purchaser agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall promptly update such form or certification or promptly notify the Issuer of its inability to do so.

(e) Each of the parties to the Agreement shall, within fifteen (15) days of a reasonable request by another party to the Agreement, supply to that other party

(i) such forms, documentation and other information relating to its status under FATCA as that other party reasonably requests for the purposes of that other Party’s compliance with FATCA, and

(ii) such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime, such as the Common Reporting Standard.

(f) If, due to a change in Sections 871(h) or 881(c) of the Internal Revenue Code (or any successor provisions) after the date a Person becomes an Indirect Purchaser under this Agreement, any withholding is required to be made by a Purchaser or any Affiliate thereof to such Indirect Purchaser attributable to payments made by any Note Party hereunder, such Note Party shall pay to such Purchaser such additional amount or amounts as is necessary to ensure that the net amount actually received by any Indirect Purchaser will equal the full amount such Indirect Purchaser would have received had no such withholding or deduction been required; provided that in the event additional amounts are due in respect of an Indirect Purchaser, immediately before such Indirect Purchaser transfers a direct or indirect interest in a Purchaser to a transferee and withholding is required to be made by a Purchaser or any Affiliate to such transferee Indirect Purchaser attributable to payments made by any Note Party hereunder, a Note Party shall be required to pay additional amounts pursuant to this Section in an amount not exceeding the additional amounts payable prior to the transfer by the transferor Indirect Purchaser; provided, further that no such additional amounts shall be payable by a Note Party to the extent such withholding could have been avoided by any Indirect Purchaser and each entity in the chain of ownership between such Indirect Purchaser and the Purchaser providing Internal Revenue Service Forms W-9, W-8ECI, W-8BEN, W-8BEN-E or W-8IMY (as applicable) or any successor forms thereto, to the Purchaser or other entity in the chain of ownership between such Indirect Purchaser and the Purchaser, as applicable.

3.02 Survival.

All of the Note Parties’ obligations under this Article III shall survive any transfer of the Notes, the repayment, satisfaction or discharge of the Obligations hereunder and the resignation or replacement of the Collateral Agent.

ARTICLE IV

[RESERVED]

ARTICLE V

CONDITIONS PRECEDENT

5.01 Conditions to Effectiveness of Agreement and Purchase of Notes.

This Agreement shall become effective upon, and the obligation of each Purchaser to purchase the Notes to be purchased by it on the Closing Date is subject to, satisfaction of the following conditions precedent:

(a) Note Documents. Receipt by the Purchasers of executed counterparts of this Agreement and the other Note Documents, each properly executed by a Responsible Officer of the signing Note Party, in each case in form and substance satisfactory to the Purchasers.

(b) Opinions of Counsel. Receipt by the Purchasers of favorable opinions of legal counsel to the Note Parties and the Purchasers, addressed to the Purchasers, dated as of the Closing Date, and in form and substance satisfactory to the Purchasers and their counsel.

(c) Financial Statements. The Purchasers shall have received the Audited Financial Statements, the Interim Financial Statements and such other reports, statements and due diligence items as any Purchaser shall reasonably request in writing sufficiently in advance prior to the Closing Date.

(d) No Material Adverse Change. There shall not have occurred since December 31, 2016 any event or condition that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(e) Litigation. There shall not exist any action, suit, investigation or proceeding pending or threatened in any court or before an arbitrator or Governmental Authority that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(f) Organization Documents, Resolutions, Etc. Receipt by the Purchasers of the following, each of which shall be pdf scans (with originals of the certificate and incumbency to promptly follow), in form and substance satisfactory to the Purchasers and their legal counsel:

(i) copies of the Organization Documents of each Note Party certified, as applicable, to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Note Party to be true and correct as of the Closing Date;

(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Note Party as the Purchasers may reasonably request in writing sufficiently in advance prior to the Closing Date evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Note Documents to which such Note Party is a party;

(iii) such documents and certifications as the Purchasers may reasonably request in writing sufficiently in advance prior to the Closing Date to evidence that each Note Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation, including certificates of good standing or status in all applicable jurisdictions (to the extent applicable);

(iv) if applicable, a copy of a resolution of the general meeting of a Dutch Note Party approving, amongst others, the terms of, and the transactions contemplated by, the Note Documents to which that Dutch Note Party is a party;

(v) if applicable, a copy of a resolution of the supervisory board of a Dutch Note Party approving the terms of, and the transactions contemplated by, the Note Documents to which that Dutch Note Party is a party; and

(vi) if applicable, a copy of (i) the request for advice to each works council with jurisdiction over the transactions contemplated by the Note Documents and (ii) the positive or neutral advice (advies) from each competent works council which, if conditional, contains conditions which can reasonably be complied with and would not cause or are not reasonably likely to cause a breach with any term of any of the Note Documents.

(g) Perfection and Priority of Liens. Receipt by the Purchasers of the following:

(i) searches of Uniform Commercial Code filings in the jurisdiction of formation of each Note Party or where a filing would need to be made in order to perfect the Collateral Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and, where applicable, evidence that no Liens exist other than Permitted Liens;

(ii) UCC financing statements for each appropriate jurisdiction as is necessary, in the Collateral Agent’s sole discretion, to perfect the Collateral Agent’s security interest in the Collateral;

(iii) all certificates evidencing any certificated Equity Interests pledged to the Collateral Agent pursuant to the U.S. Pledge Agreement, together with duly executed in blank and undated stock powers attached thereto;

(iv) searches of ownership of, and Liens on, the IP Rights of each Note Party in the appropriate governmental offices;

(v) duly executed notices of grant of security interest in the form required by the U.S. Security Agreement as are necessary, in the Collateral Agent’s sole discretion, to perfect the Collateral Agent’s security interest in the IP Rights of the Note Parties;

(vi) in the case of any personal property Collateral located at a premises leased by a Note Party in the U.S., such U.S. Collateral Access Agreements as may be reasonably required by the Collateral Agent;

(vii) [reserved]; and

(viii) perfection actions, including, without limitation, searches, certificates, notices and any other items required pursuant to or reasonably requested in connection with the Dutch Security Documents to be executed on the Closing Date.

(h) Evidence of Insurance. Receipt by the Collateral Agent of copies of insurance policies or certificates of insurance of the Note Parties evidencing liability and casualty insurance meeting the requirements set forth in the Note Documents, including, but not limited to, naming the Collateral Agent as additional insured (in the case of liability insurance) or lender loss payee (in the case of property insurance) on behalf of the Purchasers.

(i) Closing Certificate. Receipt by the Purchasers of a certificate signed by a Responsible Officer of the Issuer certifying, as of the Closing Date, (i) that the conditions specified in Sections 5.01(d), (k), (s) and (t) have been satisfied, (ii) that the Issuer and its Subsidiaries (after giving effect to the transactions contemplated hereby and the incurrence of Indebtedness related thereto) are Solvent on a consolidated basis, (iii) that the Issuer and its Subsidiaries have no Indebtedness for borrowed money, other than Indebtedness permitted by Section 8.03, (iv) that neither the Issuer nor any Subsidiary has outstanding any Disqualified Capital Stock and (v) as true and complete an attached description of all intercompany Indebtedness of the Issuer and its Subsidiaries (both before and after giving effect to the application of the proceeds of the Notes).

(j) Existing Indebtedness. All of the existing Indebtedness for the borrowed money of the Note Parties and their respective Subsidiaries (other than Indebtedness permitted to exist under Section 8.03) shall be repaid in full and all security interests related thereto shall be terminated on or prior to the Closing Date.

(k) Governmental and Third Party Approvals. The Issuer and its Subsidiaries shall have received all material governmental, shareholder and third-party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Note Documents and the other transactions contemplated hereby and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on the Issuer or any of its Subsidiaries or such other transactions or that could seek to threaten any of the foregoing, and no law or regulation shall be applicable which could reasonably be expected to have such effect.

(l) Corporate Structure and Capitalization. The capital and ownership structure and the equity holder arrangements of the Issuer on the Closing Date, on a pro forma basis after giving effect to the transactions contemplated by the Note Documents, shall be reasonably satisfactory to the Purchasers.

(m) Letter of Direction. Receipt by the Purchasers of a satisfactory letter of direction containing to the base account to which the proceeds of the Notes (net of any fees, costs or expenses detailed therein) shall be credited on the Closing Date.

(n) Fees. Receipt by Athyrium, the Collateral Agent and the Purchasers of any fees required to be paid hereunder or under the other Note Documents on or before the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute their reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings.

(o) Attorney Costs; Due Diligence Expenses. The Issuer shall have paid all reasonable and documented fees, charges and disbursements of counsel to the Purchasers and Collateral Agent and all due diligence expenses of Athyrium and the Purchasers, in each case, incurred to the Closing Date.

(p) [Reserved.]

(q) Equity Documents. The Equity Documents shall have been executed and delivered and the transactions thereunder fully consummated substantially concurrently with the execution and delivery of this Agreement.

(r) Other. Receipt by the Collateral Agent and the Purchasers of such other documents, instruments, agreements and information as reasonably requested by the Collateral Agent or any Purchaser in writing sufficiently in advance prior to the Closing Date, including, but not limited to, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, environmental matters, contingent liabilities and management of the Issuer and its Subsidiaries; such information may include, if requested by the Collateral Agent, asset appraisal reports and written audits of accounts receivable, inventory, payables, controls and systems.

(s) Representations and Warranties. The representations and warranties of the Issuer and each other Note Party contained in Article VI or any other Note Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(t) No Default. No Default shall exist, or would result from such proposed issuance of the Notes or from the application of the proceeds thereof.

For purposes of determining compliance with the conditions specified in this Section 5.01, each Purchaser that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Purchaser unless the other Purchasers shall have received notice from such Purchaser prior to the proposed Closing Date specifying its objection thereto. By issuing and delivering the Notes, the Issuer, shall be deemed to represent and warrant that the conditions specified in this Section 5.01 have been satisfied on and as of the Closing Date.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

The Issuer represents and warrants to the Collateral Agent and the Purchasers that:

6.01 Existence, Qualification and Power.

Each Note Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite Permits, governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Note Documents to which it is a party, and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c) of this clause, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02 Authorization; No Contravention.

The execution, delivery and performance by each Note Party of each Note Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, judgment, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (c) violate any applicable Law (including, without limitation, Regulation U or Regulation X issued by the FRB).

6.03 Governmental Authorization; Other Consents.

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Note Party of this Agreement or any other Note Document other than (a) those that have already been obtained and are in full force and effect and (b) filings to perfect the Liens created by the Collateral Documents.

6.04 Binding Effect.

Each Note Document has been duly executed and delivered by each Note Party that is party thereto. Each Note Document constitutes a legal, valid and binding obligation of each Note Party that is party thereto, enforceable against each such Note Party in accordance with its terms, subject to applicable Debtor Relief Laws or other Laws affecting creditors’ rights generally and subject to general principles of equity.

6.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with IFRS consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present in all material respects the financial condition of the Issuer and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with IFRS consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Issuer and its Subsidiaries as of the date thereof, including material liabilities for taxes, commitments and Indebtedness.

(b) The Interim Financial Statements (i) were prepared in accordance with IFRS consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present in all material respects the financial condition of the Issuer and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments, and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Issuer and its Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments and Indebtedness.

(c) From the date of the Audited Financial Statements to and including the Closing Date, there has been no Disposition by any Note Party or any Subsidiary, or any Involuntary Disposition, of any material part of the business or property of any Note Party or any Subsidiary, and no purchase or other acquisition by any of them of any business or property (including any Equity Interests of any other Person) material to any Note Party or any Subsidiary, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Purchasers on or prior to the Closing Date.

(d) The financial statements delivered pursuant to Section 7.01(a) and (b) have been prepared in accordance with IFRS (except as may otherwise be permitted under Section 7.01(a) or (b), as applicable) and present fairly in all material respects (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Issuer and its Subsidiaries as of the dates thereof and for the periods covered thereby.

(e) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(f) (i) The Preliminary Audited Financial Statements fairly present in all material respects the financial condition of the Issuer and its Subsidiaries as of the date hereof and their results of operations for the period covered thereby and show all material indebtedness and other liabilities, direct or contingent, of the Issuer and its Subsidiaries as of the date hereof, including material liabilities for taxes, material commitments and Indebtedness, and (ii) the Responsible Officers of the Note Parties reasonably expect that (x) the final, audited version of the Preliminary Audited Financial Statements to be delivered pursuant to Section 7.01(a) will not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and (y) there will be no material changes to the indebtedness or liabilities of the Issuer and its Subsidiaries reflected on the Preliminary Audited Financial Statements.

6.06 Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Note Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Note Party or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Note Document, or any of the transactions contemplated hereby or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

6.07 No Default.

(a) Neither any Note Party nor any Subsidiary is (i) in default under or with respect to any material provision of any Material Contract, or (ii) in default under or with respect to any other Contractual Obligation that, in the case of this clause (ii), could reasonably be expected to have a Material Adverse Effect.

(b) No Default has occurred and is continuing.

6.08 Ownership of Property; Liens.

Each Note Party and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business. The property of each Note Party and its Subsidiaries is subject to no Liens, other than Permitted Liens.

6.09 Environmental Compliance.

(a) Each of the Facilities and all operations at the Facilities are in compliance in all material respects with all applicable Environmental Laws, and there is no violation in any material respect of any Environmental Law with respect to the Facilities or the Businesses, and there are no conditions relating to the Facilities or the Businesses, that could give rise to liability that, individually or in the aggregate, could reasonably be expected to exceed the Threshold Amount under any applicable Environmental Laws.

(b) None of the Facilities contains, or has previously contained, any Hazardous Materials at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation in any material respect of Environmental Laws, or could reasonably be expected to give rise to liability under Environmental Laws that, individually or in the aggregate, could exceed the Threshold Amount.

(c) Neither any Note Party nor any Subsidiary has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Businesses, nor does any Responsible Officer of any Note Party have knowledge or reason to believe that any such notice will be received or is being threatened.

(d) Hazardous Materials have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf of any Note Party or any Subsidiary in violation in any material respect of any applicable Environmental Law, or in a manner that would be reasonably likely to give rise to liability under any applicable Environmental Law that, individually or in the aggregate, could reasonably be expected to exceed the Threshold Amount.

(e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Note Parties, threatened, under any Environmental Law to which any Note Party or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Note Party, any Subsidiary, the Facilities or the Businesses.

(f) There has been no release or threat of release of Hazardous Materials at or from the Facilities, or arising from or related to the operations (including, without limitation, disposal) of any Note Party or any Subsidiary in connection with the Facilities or otherwise in connection with the Businesses, in violation in any material respect of Environmental Laws, or in amounts or in a manner that could give rise to liability under Environmental Laws that, individually or in the aggregate, could reasonably be expected to exceed the Threshold Amount.

6.10 Insurance.

(a) The properties of the Issuer and its Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of such Persons, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Issuer or its applicable Subsidiary operates. The insurance coverage of the Issuer and its Subsidiaries as in effect on the Closing Date is outlined as to carrier, policy number, expiration date, type, coverage amounts and deductibles on Schedule 6.10.

(b) The Issuer and its Subsidiaries maintain, if available, fully paid flood hazard insurance on all real property that is located in a special flood hazard area in the United States and that constitutes Collateral on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Collateral Agent or the Required Purchasers.

6.11 Taxes.

(a) The Note Parties and their Subsidiaries have filed all tax returns and reports required to be filed, and have paid all taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with IFRS and such payment can be lawfully withheld and the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect. There is no proposed tax assessment against any Note Party or any Subsidiary that would, if made, exceed the Threshold Amount.

(b) Neither any Note Party nor any Subsidiary thereof is a member of a fiscal unity (fiscale eenheid) for Dutch corporate income tax purposes, a member of a VAT group or party to any tax sharing agreement with any Person that is not a Note Party

(c) No claims or investigations are being, or are reasonably likely to be, made or conducted against the Note Parties or any of their Subsidiaries with respect to Taxes.

(d) The Note Parties are resident for Tax purposes only in their jurisdiction of incorporation.

(e) No notice under Article 36 Tax Collection Act (Invorderingswet 1990) has been given by any Note Party.

6.12 ERISA Compliance; Pension Schemes.

(a) Each Plan is in compliance, in both form and operation, in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a current favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code or an application for such a letter is currently pending with the Internal Revenue Service. To the knowledge of the Note Parties, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.

(b) There are no pending or, to the knowledge of the Note Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred and neither the Issuer nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan, (ii) the Issuer and each ERISA Affiliate has met all material and applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained, (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Internal Revenue Code) is sixty percent (60%) or higher and neither the Issuer nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below sixty percent (60%) as of the next valuation date, (iv) neither the Issuer nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, (v) neither the Issuer nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA, and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d) Neither the Issuer nor any ERISA Affiliate has established or otherwise has any liability with respect to a “welfare plan”, as such term is defined in Section 3(1) of ERISA, that either provides post-employment welfare benefits other than as required by Section 4980B of the Internal Revenue Code (or similar state law) or is a health or life insurance plan that is not fully insured by a third party insurance company.

(e) Pension schemes of the Note Parties and their Subsidiaries exist in respect of all their respective employees that are entitled to a pension under applicable Law and these pension schemes comply with the contractual and legal requirements save to an extent that would not have a Material Adverse Effect.

6.13 Subsidiaries and Capitalization; Management Fees.

(a) Set forth on Schedule 6.13(a) is a complete and accurate list as of the Closing Date of each Subsidiary of any Note Party, together with (i) jurisdiction of organization, (ii) number of shares of each class of Equity Interests outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by any Note Party or any Subsidiary and (iv) number of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto.

(b) Set forth on Schedule 6.13(b) is a true and complete table showing the authorized and issued capitalization of the Issuer as of the Closing Date on a fully diluted basis. All issued and outstanding Equity Interests of the Issuer and each of its Subsidiaries is duly authorized and validly issued, fully paid, non-assessable, free and clear of all Liens and such Equity Interests were issued in compliance with all applicable Laws. As of the Closing Date, except as described on Schedule 6.13(b) or as contained in the Equity Documents or the Issuer’s Organizational Documents, there are no outstanding commitments or other obligations of the Issuer or any Subsidiary to issue, and no rights of any Person to acquire, any shares of any Equity Interests of the Issuer or any of its Subsidiaries. There are no agreements (voting or otherwise) among the Issuer’s equity holders with respect to any other aspect of the Issuer’s affairs, except as set forth on Schedule 6.13(b) or as contained in the Equity Documents or the Issuer’s Organizational Documents.

(c) As of the Closing Date, no Note Party, nor any of their respective Subsidiaries, directly or indirectly, are obligated to pay any management, consulting, transaction or similar advisory fees to or for the account of any holder (or any Affiliate of any holder) of the Equity Interests of such Person.

6.14 Margin Regulations; Investment Company Act.

(a) No Note Party is engaged and no Note Party will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each issuance and purchase of Notes, not more than 25% of the value of the assets (either of the Issuer only or of the Issuer and its Subsidiaries on a consolidated basis) will be margin stock.

(b) No Note Party, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

6.15 Disclosure.

Each Note Party has disclosed to the Purchasers all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether written or oral) by or on behalf of any Note Party to any Purchaser in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Note Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6.16 Compliance with Laws.

Each Note Party and each Subsidiary is in compliance with the requirements of all Laws and all judgments, orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or judgment, order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.17 Intellectual Property; Licenses, Etc.

(a) Schedule 6.17 sets forth a complete and accurate list of the following as of the Closing Date: (i) all Copyrights and all Trademarks of any Note Party, that are registered, or in respect of which an application for registration has been filed or recorded, with the United States Patent and Trademark Office or the United States Copyright Office or with any other Governmental Authority (or comparable organization or office established in any country or pursuant to an international treaty or similar international agreement for the filing, recordation or registration of interests in intellectual property), together with relevant identifying information with respect to such Copyrights and Trademarks, (ii) all Patents of any Note Party that are issued, or in respect of which an application has been filed or recorded, with the United States Patent and Trademark Office or with any other Governmental Authority (or comparable organization or office established in any country or pursuant to an international treaty or similar international agreement for the filing, recordation or registration of interests in intellectual property), together with relevant identifying information with respect to such Patents, (iii) all Domain Names owned by any Note Party or which any Note Party is licensed, authorized or otherwise granted rights under or to, or owned by a Person on behalf of any Note Party, together with relevant identifying information with respect to such Domain Names, (iv) each Copyright License, each Patent License and each Trademark License of any Note Party and (v) each other right or interest in the IP Rights of any Note Party that is material to the Note Parties, their respective properties or the conduct or operation of their respective businesses (including the generation of future revenues).

(b) All IP Rights are in full force and effect, and have not expired, lapsed or been forfeited, cancelled or abandoned. Each of the Issuer and the Subsidiaries, have, since taking title to the IP Rights, performed all acts and have paid all required annuities, fees, costs, expenses and taxes to maintain the IP Rights in full force and effect throughout the world, as applicable, or have caused others to do the same. All documents filed or recorded with a patent office or other relevant intellectual property registry for registration, recordation or issuance of IP Rights have been duly and properly filed and recorded. None of the IP Rights have been or are subject to any pending or outstanding injunction, directive, order, judgment, or other disposition of dispute that adversely restricts, or when any such pending dispute is concluded may adversely restrict, the use, transfer, registration, licensing or other exploitation of any such IP Rights, or otherwise adversely affects, or may adversely affect, the scope, validity, use, right to use, registrability, or enforceability of such IP Rights. No action or proceeding is pending that could result in any of the foregoing.

(c) The Issuer or a Subsidiary owns or has a valid license to all IP Rights, free and clear of any and all Liens. To the extent any of the IP Rights were authored, developed, conceived or created, in whole or in part, for or on behalf of the Issuer or a Subsidiary by any Person, then the Issuer or the Subsidiary, as applicable, has entered into a written agreement with such Person in which such Person has assigned all right, title and interest in and to such IP Rights to the Issuer or such Subsidiary. Except as otherwise indicated on Schedule 6.17, each of the Issuer and each Subsidiary is the sole and exclusive owner of all right, title and interest in and to all such IP Rights that are owned by it.

(d) Neither the Issuer nor any Subsidiary has made any assignment or agreement in conflict with the security interest in the IP Rights of the Issuer or any Subsidiary hereunder and no license agreement with respect to any of the IP Rights conflicts with the security interest granted to the Collateral Agent, on behalf of the Purchasers, pursuant to the terms of the Collateral Documents. Except as described in Schedule 6.17, and except for software that is commercially available to the public, no Note Party is a party to, nor is bound by, any inbound license or other similar agreement, the failure, breach or termination of which could reasonably be expected to cause a Material Adverse Effect, or that prohibits or otherwise restricts the Note Parties from granting a security interest in the applicable Note Party’s interest in such license or agreement or any other property.

(e) To the Note Parties’ knowledge, no Person is infringing, misappropriating, violating, or diluting any IP Rights, and no Note Party has not given notice to any third party alleging that such third party is infringing, misappropriating, violating, or diluting, any IP Rights.

(f) With respect to each Copyright License, Trademark License and Patent License listed on Schedule 6.17, such agreement (i) is in full force and effect and is binding upon and enforceable against the Issuer and the Subsidiaries party thereto and all other parties thereto in accordance with its terms, (ii) has not been amended or otherwise modified and (iii) has not suffered a default or breach thereunder. To the Note Parties’ knowledge, neither the Issuer nor any of the Subsidiaries has taken any action that would permit any other Person party to any such license agreement to have, and no such Person otherwise has, any defenses, counterclaims or rights of setoff thereunder.

(g) Except as set forth on Schedule 6.17, no written claim, and no other claim known to the Issuer or the Subsidiaries has been made that alleges that the IP Rights, or the conduct or operation of its business of the Issuer or the Subsidiaries, including the development, manufacture, use, sale, provision or other commercialization of any Product or Service, infringes, misappropriates, violates, or dilutes any intellectual property or proprietary or other rights of that third party and, to the knowledge of the Note Parties, there is no basis for such a claim.

(h) The Issuer and the Subsidiaries have used commercially reasonable efforts and precautions to protect their interests in, and the value and confidentiality of their respective Confidential Information and Trade Secrets, including any source code for Proprietary Software.

(i) Except as set forth on Schedule 6.17, the consummation of the transactions contemplated hereby and the exercise by the Collateral Agent or the Purchasers of any right or remedy set forth in the Note Documents will not constitute a breach or violation of, or otherwise affect the enforceability or approval of, (i) any licenses associated with IP Rights or (ii) any Required Permits.

6.18 Solvency.

The Issuer is Solvent on an individual basis, and the Issuer and its Subsidiaries are Solvent on a consolidated basis.

6.19 Perfection of Security Interests in the Collateral.

The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens will be, upon the timely and proper filings, deliveries, notations and other actions contemplated in the Collateral Documents, perfected security interests and Liens (to the extent that such security interests and Liens can be perfected by such filings, deliveries, notations and other actions), prior to all other Liens other than Permitted Liens.

6.20 Business Locations.

Set forth on Schedule 6.20(a) is a list of all real property that is owned or leased by the Note Parties as of the Closing Date (with (x) a description of each real property that is Excluded Property and (y) a designation of whether such real property is owned or leased). Set forth on Schedule 6.20(b) is the tax payer identification number and organizational identification number of each Note Party as of the Closing Date. The exact legal name and jurisdiction of organization of (a) the Issuer is as set forth on the signature pages hereto and (b) each Guarantor is (i) as set forth on the signature pages to any Guaranty, or (ii) as set forth on the signature pages to the Joinder Agreement pursuant to which such Guarantor became a party to any Guaranty. Except as set forth on Schedule 6.20(c), no Note Party has during the five years preceding the Closing Date (i) changed its legal name, (ii) changed its jurisdiction of organization, or (iii) been party to a merger, amalgamation, consolidation or such other structural change.

6.21 Sanctions Concerns; Anti-Corruption Laws; PATRIOT Act.

(a) Sanctions Concerns. No Note Party, nor any Subsidiary, nor, to the knowledge of the Note Parties and their Subsidiaries, any director, officer, employee, agent, Affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by, any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

(b) Anti-Corruption Laws. The Note Parties and their Subsidiaries have conducted their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other applicable jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Laws.

(c) PATRIOT Act. To the extent applicable, each Note Party and each Subsidiary is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the PATRIOT Act.

6.22 Limited Offering of Notes.

None of the Note Parties nor anyone acting on their behalf has offered or will offer to sell the Notes or any similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, so as to require the issuance and sale of the Notes to be registered under the Securities Act or applicable securities laws of any other jurisdiction. None of the Note Parties nor anyone acting on their behalf has engaged, directly or indirectly, in any form of general solicitation or general advertising with respect to the offering of the Notes (as those terms are used in Regulation D) or otherwise in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. Assuming the accuracy and completeness of the representations and warranties of the Purchasers set forth in Article VI-A below, the offer and sale of the Notes are exempt from registration under the Securities Act and any applicable securities laws of any other jurisdiction.

6.23 Registration Rights; Issuance Taxes.

(a) No Issuer is under any requirement to register under the Securities Act, or the Trust Indenture Act of 1939, as amended, any of its presently outstanding securities or any of its securities that may subsequently be issued.

(b) All taxes imposed on the Issuer in connection with the issuance, sale and delivery of the Notes have been or will be fully paid, and all Laws imposing such taxes have been or will be fully satisfied by the Issuer.

6.24 Material Contracts.

Except for the Organization Documents of the Note Parties and the other agreements set forth on Schedule 6.24 as of the Closing Date there are no (a) employment agreements covering the management of the Issuer or any Subsidiary, (b) collective bargaining agreements or other labor agreements covering any employees of the Issuer or any Subsidiary, (c) agreements for managerial, consulting or similar services to which the Issuer or any Subsidiary is a party or by which it is bound, (d) agreements regarding the Issuer or any Subsidiary, its assets or operations or any investment therein to which any of its equity holders is a party or by which it is bound, (e) real estate leases, licenses of IP Rights or other lease or license agreements to which the Issuer or any Subsidiary is a party, either as lessor or lessee, or as licensor or licensee (other than licenses arising from the purchase of “off the shelf’ products), (f) customer or supply agreements to which the Issuer or any Subsidiary is a party, in each case with respect to the preceding clauses (a), (c), (d), (e) and (f) requiring payment of more than the Threshold Amount in any year or (g) any other agreements or instruments to which the Issuer or any Subsidiary is a party, and the breach, nonperformance or cancellation of which, or the failure of which to renew, could reasonably be expected to have a Material Adverse Effect. Schedule 6.24 sets forth, with respect to each real estate lease agreement to which the Issuer or any Subsidiary is a party as of the Closing Date, the address of the subject property and the annual rental (or, where applicable, a general description of the method of computing the annual rental). The consummation of the transactions contemplated by the Note Documents will not give rise to a right of termination in favor of any party to any Material Contract. Each Material Contract (a) is in full force and effect and is binding upon and enforceable against the Issuer and its Subsidiaries party thereto and, to the knowledge of the Issuer, all other parties thereto in accordance with its terms, and (b) is not currently subject to any material breach or default by the Issuer or any Subsidiary or, to the knowledge of the Issuer, any other party thereto. None of the Issuer nor any of its Subsidiaries has taken or failed to take any action that would permit any other Person party to any Material Contract to have, and, to the knowledge of the Issuer, no such Person otherwise has, any defenses, counterclaims or rights of setoff thereunder. None of the Material Contracts are non-assignable by their terms (other than those certain agreements separately noted in Schedule 6.24 as being non-assignable) or as a matter of law, or prevent the granting of a security interest therein.

6.25 Regulatory Compliance. Except for the matters disclosed on Schedule 6.25:

(a) The Issuer and its Subsidiaries have obtained all Required Permits, or have contracted with third parties holding Required Permits to obtain any and all rights, in each case necessary for the conduct of the Businesses or for compliance with all applicable Laws and all such Required Permits or rights thereto are in full force and effect.

(b) The Issuer and its Subsidiaries have not received any communication from any Governmental Authority regarding, and there are no facts or circumstances that are likely to give rise to, (A) any material adverse change in any Required Permit, or any failure to materially comply with any Laws or any term or requirement of any Required Permit, (B) any revocation, withdrawal, suspension, cancellation, material limitation, termination or material modification of any Required Permit or (C) any pending or threatened enforcement action seeking to seize product, enjoin manufacture or distribution, or halt the receipt, processing, or production of products, components, or raw materials due to alleged nonconformance with cGMPs addressing the methods or facilities associated with any Required Permit.

(c) None of the officers, directors, employees, shareholders, agents, or Affiliates of the Issuer or any Subsidiary or, to the Note Parties’ knowledge after reasonable and diligent inquiry and investigation, any other Person involved in the development of (including seeking regulatory approval for) any Product or Service, has been convicted of any crime or engaged in any conduct for which debarment is authorized by 21 U.S.C. Section 335a.

(d) None of the officers, directors, employees, shareholders, agents, or Affiliates of the Issuer or any Subsidiary or, to the Note Parties’ knowledge after reasonable and diligent inquiry and investigation, any consultant or independent contractor engaged by the Note Parties, has made an untrue statement of material fact or fraudulent statement to the FDA, CMS, Dutch Minister of Health, IGJ, EMA or any other Governmental Authority or failed to disclose a material fact required to be disclosed to the FDA, CMS, Dutch Minister of Health, IGJ, EMA or any other Governmental Authority, committed an act, made a statement, or failed to make a statement, in each case that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Regulation 46191 (September 10, 1991).

(e) All applications, notifications, submissions, information, claims, reports and statistics and other data and conclusions derived therefrom, utilized as the basis for or submitted in connection with any and all requests for a Required Permit from the FDA, CMS, Dutch Minister of Health, IGJ, EMA or any other Governmental Authority relating to the Issuer or any Subsidiary, their business operations, Products and Services, when submitted to the FDA, CMS,

Dutch Minister of Health, IGJ, EMA or any other Governmental Authority, were true, complete and correct in all material respects as of the date of submission, and any necessary or required updates, changes, corrections or modifications to such applications, submissions, information and data have been properly and timely submitted to the FDA, CMS, Dutch Minister of Health, IGJ, EMA or any other Governmental Authority. The Required Permits issued by the FDA, CMS, Dutch Minister of Health, IGJ, EMA or any other Governmental Authority for the Products and Services are valid and supported by proper research, design, testing, analysis and disclosure.

(f) All preclinical and clinical trials that have been conducted and/or are being conducted by or on behalf of the Issuer and its Subsidiaries, including those trials whose results and data have been submitted to any Governmental Authority, including the FDA and its counterparts worldwide, are being or have been conducted in compliance in all material respects with the required experimental protocols, procedures and controls and otherwise in compliance with applicable Laws, including cGLP and cGCP. Neither the Issuer nor any Subsidiary has received any notice from FDA relating to the imposition of a full or partial clinical hold (as that term is defined by FDA) on any such ongoing clinical trial.

(g) Neither the Issuer nor any Subsidiary has received any notice that any Governmental Authority, including without limitation the FDA, the Office of the Inspector General of HHS, the United States Department of Justice, Dutch Minister of Health or IGJ has commenced or threatened to initiate any action against the Issuer or a Subsidiary or their respective officers, directors, employees, shareholders or agents and Affiliates, or to the knowledge of the Note Parties after reasonable and diligent inquiry and investigation, their licensees, manufacturers and contractors, seeking to enjoin from conducting business at any facility owned or used by any of them (including the Facilities) or for any material civil penalty, injunction, seizure or criminal action.

(h) Neither the Issuer nor any Subsidiary has received from the FDA a Warning Letter, Form FDA-483, “Untitled Letter,” other correspondence or notice setting forth allegedly objectionable observations or alleged violations of Laws enforced by the FDA, or any comparable correspondence from any state or local authority with regard to any Product, Service or Facilities, or the manufacture, testing, processing, packaging, promotion, sale, distribution, or holding of any Product or Service, or any comparable correspondence from any foreign counterpart of the FDA, including but not limited to the Dutch Minister of Health or IGJ or any comparable correspondence from any foreign counterpart of any state or local authority.

(i) Neither the Issuer nor any Subsidiary (A) has engaged in any recalls, field notifications, Market Withdrawals, warnings, “dear doctor” letters, investigator notices, safety alerts, “serious adverse event” reports or other notice of action, including as a result of any Risk Evaluation and Mitigation Strategy proposed by the FDA, relating to an alleged lack of safety or regulatory compliance of the Products or Services issued by the Issuer or any Subsidiary, any clinical investigator, and/or other third party (“Safety Notices”), (B) has knowledge of any complaints with respect to the Products, Services or Facilities which, if true, could reasonably be expected to result in a liability in excess of the Threshold Amount (other than the CID Matter), and (C) has knowledge of any facts that would be reasonably likely to result in (1) a material Safety Notice with respect to the Products or Services, or (2) a termination or suspension of developing and testing of any of the Products or Services.

(j) All Products, Services, Facilities and all Required Permits in relation thereto are listed on Schedule 1.01 and the Issuer has delivered to the Purchasers on or prior to the Closing Date copies of all Required Permits relating to such Products, Services or Facilities issued or outstanding as of the Closing Date; provided, that, if after the Closing Date, the Issuer or any Subsidiary wishes to manufacture, sell, develop, test or market any new Product or Service, or open any new Facility, the Issuer shall give prior written notice to the Purchasers of such intention (which shall include a brief description of such Product, Service or Facility, plus copies of all Required Permits relating to such new Product, Service or Facility and/or the Issuer’s or the applicable Subsidiary’s manufacture, sale, development, testing or marketing thereof (if applicable) issued or outstanding as of the date of such notice) along with a copy of an updated Schedule 1.01; and provided, further, that, if the Issuer or any Subsidiary shall at any time obtain any new or additional Required Permits with respect to any Product, Service or Facility, the Issuer shall promptly give written notice to the Purchasers of such new or additional Required Permits, along with copies thereof.

(k) Each Product is not adulterated or misbranded within the meaning of the FDCA.

(l) Each Product is not an article prohibited from introduction into interstate commerce under any provisions of the FDCA or PHSA.

(m) With respect to each Product and Service, (a) each such Product and Service has been and shall be tested, manufactured, imported, possessed, owned, warehoused, marketed, promoted, sold, labeled, furnished, distributed, marketed and provided in accordance in all material respects with all applicable Permits and Laws, (b) all material reports, notices, or other submissions required to be submitted to Governmental Authority under applicable Law have been timely submitted, and (c) all records required to be maintained under applicable Law have been and are being lawfully maintained in all material respects.

(n) Without limiting the generality of Section 6.25(a) and (b) above, with respect to any Product or Service being developed, tested, manufactured or provided by or on behalf of the Issuer and its Subsidiaries, the Issuer and its Subsidiaries, and the applicable third parties, have received, and such Product or Service shall be the subject of, all Required Permits necessary in connection with the development, testing, manufacture or provision of such Product or Service as such development, testing, manufacture or provision is currently being conducted by or on behalf of the Issuer or such Subsidiary, and, neither the Issuer nor any Subsidiary nor to the Note Parties’ knowledge, any third party, has received any notice from any applicable Government Authority, specifically including the FDA and the IGJ, that such Government Authority is conducting an investigation or review of (A) the Issuer and its Subsidiaries’ or any applicable third party’s manufacturing facilities and processes for such Product or Service which have disclosed any material deficiencies or violations of Laws or the Required Permits related to the manufacture or processes related to such Product or Service, or (B) that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the development, testing or manufacturing of such Product or Service by the Issuer and its Subsidiaries should cease.

(o) Without limiting the generality of Section 6.25(a) and (b) above, with respect to any Product or Service marketed, sold, commercialized or provided by or on behalf of the Issuer or any of its Subsidiaries, the Issuer and its Subsidiaries, and the applicable third parties, shall have received, and such Product or Service shall be the subject of, all Required Permits necessary in connection with the marketing, sale, commercialization or provision of such Product or Service as currently being marketed, sold or commercialized by or on behalf of the Issuer and its Subsidiaries, and, neither the Issuer nor any Subsidiary nor to the Note Parties’ knowledge, any third party, has received any notice from any applicable Governmental Authority, specifically including the FDA, that such Governmental Authority is conducting an investigation or review of any such Required Permit or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order or recommendation stating that the marketing, sale, commercialization or provision of such Product or Service cease or that such Product or Service be withdrawn from the marketplace.

(p) Each of the Facilities is duly registered or licensed under the applicable Laws of the jurisdiction where the Facility is located. The Facilities and the services provided at such Facilities are qualified for participation in the Government Reimbursement Programs, and each Note Party and each of their Subsidiaries is entitled to reimbursement under the Government Reimbursement Programs for services rendered at such Facilities to qualified beneficiaries. To the knowledge of any Note Party, all Persons providing professional health care services for or on behalf of any Note Party (either as an employee or independent contractor) are appropriately licensed in every jurisdiction in which they hold themselves out as professional health care providers.

(q) Each Note Party and each of their respective Subsidiaries has received and maintain accreditation in good standing and without impairment by all applicable Accrediting Organizations, to the extent required by law (including any equivalent regulation) or the terms of any Operating Lease pertaining to any Facility. No Note Party nor any of its respective Subsidiaries has received any notice or communication from any Accrediting Organization that a Facility is (i) subject to or is required to file a plan of correction with respect to any accreditation survey, or (ii) in danger of losing its accreditation due to a failure to comply with a plan of correction.

(r) Any Operating Lease has been approved by all necessary Governmental Authorities. Under applicable Laws in the jurisdiction in which each Facility is located, the reimbursement rate of the applicable Note Party under any applicable Governmental Reimbursement Program is not affected by the rental rates under the Operating Lease. The rentals provided for under the Operating Lease comply with all applicable Laws and do not exceed the sums permitted to be paid under applicable Laws.

(s) No Note Party, nor any of its respective Subsidiaries, nor any of their respective officers, nor, to the knowledge of any Note Party, any of their respective employees, agents or contractors, have engaged in any activity which is not in compliance in all material respects under any applicable Laws respecting the delivery of, or billing or payment for, health care items or services, including (i) offering or paying, or soliciting or receiving, any remuneration (including any kickback, bribe or rebate) directly or indirectly, overtly or covertly, in cash or in kind, (A) in return for or to induce referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by any Government Reimbursement Program, or (B) in return for or to induce purchasing, leasing or ordering or arranging for, or recommending, purchasing, leasing or ordering any good, facility, service, or item for which payment may be made in whole or in part by any such Government Reimbursement Program; or (ii) billing for, accepting or making certain referrals, including certain referrals by physicians having direct or indirect financial relationships with any Note Party or any of their respective Subsidiaries. Each Note Party and each of their respective Subsidiaries have conducted business in compliance in all material respects with the requirements of Government Reimbursement Programs. Without limiting the generality of the foregoing, no Note Party, nor any of their respective Subsidiaries has knowingly or willingly offered discounts, free goods, waivers of coinsurance (except in individually documented cases of financial hardship which documentation is maintained by such Note Party or any Subsidiary), or any other things of value or concessions, in order to acquire or maintain business or patients or sales.

(t) Each Note Party and each of their respective Subsidiaries has timely filed or caused to be timely filed all material cost reports required by any Government Reimbursement Program to have been filed or made with respect to the operations of the Note Parties. No Note Party nor any of their Subsidiaries (i) has retained a material overpayment received from, or failed to refund any material amount due to any Government Reimbursement Program in violation of any applicable Laws, or (ii) has received, except to the extent the same has been promptly reported to the Purchasers, written notice of, or has knowledge of, any material overpayment or refund due to any Third Party Payor.

(u) No Note Party nor any of its Subsidiaries nor any of their respective officers, directors, or managing employees nor, to the knowledge of any Note Party, any owner, partner, agent, or other Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. § 420.201) in any Note Party or any Subsidiary of any Note Party, has (i) been excluded from any Government Reimbursement Program or had a civil monetary penalty assessed pursuant to 42 U.S.C. § 1320a-7; (ii) been convicted (as that term is defined in 42 C.F.R. §1001.2) of any of those offenses described in 42 U.S.C. §1320a-7b or 18 U.S.C. §§669, 1035, 1347 or 1518, including any of the following categories of offenses: (A) criminal offenses relating to the delivery of an item or service under any federal health care program (as that term is defined in 42 U.S.C. §1320a-7b) or healthcare benefit program (as that term is defined in 18 U.S.C. §24b), (B) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a healthcare item or service, (C) criminal offenses under laws relating to fraud and abuse, theft, embezzlement, false statements to third parties, money laundering, kickbacks, breach of fiduciary responsibility or other financial misconduct in connection with the delivery of a healthcare item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local governmental agency, (D) laws relating to the interference with or obstruction of any investigations into any criminal offenses described in this clause (f), or (E) criminal offenses under laws relating to the unlawful manufacturing, distribution, prescription or dispensing of a controlled substance; or (iii) been involved or named in a U.S. Attorney complaint made or any other action taken pursuant to the False Claims Act under 31 U.S.C. §§3729-3731 or in any qui tam action brought pursuant to 31 U.S.C. §3729 et seq.

(v) Each Note Party and each of their respective Subsidiaries is in compliance in all material respects with HIPAA.

(w) All activities performed by each Note Party and each of their respective Subsidiaries are performed in compliance with the CLIA in all material respects. Each Note Party and each of their respective Subsidiaries maintain a current CLIA certificate and accreditation by the College of American Pathologists as required by CLIA.

(x) No Note Party nor any of their Subsidiaries, nor any officer, director, partner, agent or managing employee of any Note Party or any Subsidiary of any Note Party, is a party to or bound by any individual integrity agreement, corporate integrity agreement, corporate compliance agreement, deferred prosecution agreement, or other formal or informal agreement with any Governmental Authority concerning compliance with healthcare Laws, any Government Reimbursement Programs or the requirements of any Required Permit.

6.26 Labor Matters.

There are no existing or, to the knowledge of the Note Parties, threatened strikes, lockouts or other labor disputes involving the Issuer or any Subsidiary that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Issuer and its Subsidiaries are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

6.27 EEA Financial Institution.

No Note Party or any of their Subsidiaries is an EEA Financial Institution.

6.28 Ranking of Notes.

The Indebtedness represented by the Notes and the other Obligations under the applicable Note Documents of each Note Party is intended to constitute senior secured Indebtedness, and accordingly is, and shall be, at all times while the Notes and the other Obligations remain outstanding, pari passu or senior in right of payment with all Indebtedness (if any) of such Note Party.

6.29 Minimum Liquidity.

Minimum Liquidity. After giving effect to the issuance of the Notes and the other transactions contemplated by this Agreement (including the repayment of Existing Indebtedness) and the Equity Documents, the Note Parties shall have Unrestricted Cash in an aggregate amount of at least €23,000,000.

ARTICLE VI-A.

REPRESENTATIONS OF THE PURCHASERS.

Each Purchaser represents and warrants to the Issuer that:

(a) such Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act and a “professional market party” within the meaning of the Wft and the Notes to be acquired by it pursuant to this Agreement are being acquired for its own account and not with a view to any distribution thereof or with any present intention of offering or selling any of the Notes in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction;

(b) such Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Notes and such Purchaser is capable of bearing the economic risks of such investment and acknowledges that the Notes as of the date hereof, have not been registered under the Securities Act or the securities laws of any state or other jurisdiction; and

(c) each Purchaser acknowledges that the Issuer and, for purposes of the opinions to be delivered to the Purchasers pursuant hereto, counsel to the Issuer and their Affiliates will rely upon the accuracy and truth of the foregoing representations and in this Article VI-A and hereby consents to such reliance.

ARTICLE VII

AFFIRMATIVE COVENANTS

So long as any Note or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations for which no claim has been asserted), the Issuer shall and shall cause each Subsidiary to:

7.01 Financial Statements; Lender Calls.

(a) Deliver to the Collateral Agent and each Purchaser, in form and detail satisfactory to the Required Purchasers, as soon as available, and in any event within one hundred and eighty (180) days after the end of such fiscal year of the Issuer (or, if earlier, when required to be filed with a Governmental Authority), a consolidated balance sheet of the Issuer and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with IFRS, audited and accompanied by an unqualified report and opinion of PricewaterhouseCoopers LLP or another independent certified public accountant of recognized standing acceptable to the Required Purchasers, acting reasonably, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; provided, that, in respect of the delivery of such information starting in respect of the fiscal year ended December 21, 2021, the Issuer and Athyrium shall discuss in good faith whether such delivery deadline may be shortened; and

(b) Deliver to the Collateral Agent and each Purchaser, in form and detail satisfactory to the Required Purchasers, as soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter of each fiscal year of the Issuer, including the final fiscal quarter of each fiscal year (or, if earlier, when required to be filed with a Governmental Authority), a consolidated balance sheet of the Issuer and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Issuer’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Issuer as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Issuer and its Subsidiaries in accordance with IFRS, subject only to normal year-end audit adjustments and the absence of footnotes.

(c) Deliver to the Collateral Agent and each Purchaser, in form and detail satisfactory to the Required Purchasers, as soon as available, and in any event within fifteen (15) Business Days after the end of each fiscal month of the Issuer, the Monthly Shareholder Reporting Package for such fiscal month. Delivery of such documents to Athyrium or its Affiliates in accordance with the Equity Documents shall be deemed to satisfy the requirements of this Section 7.01(c); provided, that the Issuer shall deliver paper copies of such documents to the Collateral Agent or any Purchaser upon its written request to the Issuer, and shall continue to deliver such paper copies until a written request to cease delivering paper copies is given by the Collateral Agent or such Purchaser.

(d) Upon the request of the Collateral Agent, Issuer shall conduct quarterly conference calls that the Purchasers may attend to discuss the financial condition and results of operations of Issuer and its subsidiaries for the most recently ended measurement period for which financial statements have been delivered pursuant to Section 7.01(a) and Section 7.01(b), at a date and time to be determined by Collateral Agent, in consultation with the Issuer, and with reasonable advance notice to the Issuer and Purchasers.

7.02 Certificates; Other Information.

Deliver to the Collateral Agent and each Purchaser, in form and detail satisfactory to the Required Purchasers:

(a) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), (i) a duly completed Compliance Certificate signed by a director of the Issuer, certifying compliance with the covenant set forth in Section 8.16, and (ii) a written summary, such as the summary included within the financial statements delivered pursuant to Section 7.01(a), describing how any changes in IFRS during such period directly and materially impacted such financial statements;

(b) as soon as practicable, and in any event not later than forty-five (45) days after the commencement of each fiscal year of the Issuer, an annual business plan and budget of the Issuer and its Subsidiaries for the then current fiscal year containing, among other things, projections for each quarter of such fiscal year, in form and substance satisfactory to the Required Purchasers;

(c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the equity holders of any Note Party, and copies of any annual, regular, periodic and special reports and registration statements which a Note Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or with any comparable agency in any applicable non-U.S. jurisdiction, including the NAFM, and not otherwise required to be delivered to the Purchasers pursuant hereto;

(d) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a certificate of a Responsible Officer of the Issuer containing information regarding the amount of all Dispositions, Involuntary Dispositions, Debt Issuances, Extraordinary Receipts and Acquisitions that occurred during the period covered by such financial statements;

(e) promptly after any request by the Collateral Agent or any Purchaser, copies of any detailed audit reports, management letters or recommendations submitted to the Board of Directors (or the audit committee of the Board of Directors) of the Issuer by independent accountants in connection with the accounts or books of the Issuer or any Subsidiary, or any audit of any of them;

(f) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Note Party or any Subsidiary pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Purchasers pursuant to Section 7.01 or any other clause of this Section 7.02;

(g) promptly, and in any event within five (5) Business Days after receipt thereof by any Note Party or any Subsidiary thereof, (i) copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction, including the NAFM) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Note Party or any Subsidiary thereof and (ii) copies of any material written correspondence or any other material written communication from the FDA CMS, Dutch Minister of Health, IGJ, EMA or any other similar regulatory body;

(h) within five (5) Business Days following the occurrence of any facts, events or circumstances known to any Note Party or any Subsidiary, whether threatened, existing or pending, that would make any of the representations and warranties contained in Section 6.25 untrue, incomplete or incorrect (together with such supporting data and information as shall be necessary to fully explain to the Purchasers the scope and nature of the fact, event or circumstance), and shall provide to the Purchasers within five (5) Business Days of any Purchaser’s request, such additional information as any Purchaser shall reasonably request regarding such disclosure;

(i) promptly, such additional information regarding the business, financial or corporate affairs of any Note Party or any Subsidiary, or compliance with the terms of the Note Documents, as the Collateral Agent or any Purchaser may from time to time reasonably request; and

(j) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a certificate of a Responsible Officer of the Issuer (i) listing (A) all applications by any Note Party, if any, for Copyrights, Patents or Trademarks made since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), (B) all issuances of registrations or letters on existing applications by any Note Party for Copyrights, Patents and Trademarks received since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), (C) all Trademark Licenses, Copyright Licenses and Patent Licenses entered into by any Note Party since the date of the prior certificate (or, in the case of the first such certificate, the Closing Date), (D) such supplements to Schedule 6.17 as are necessary to cause such schedule to be true and complete as of the date of such certificate and (ii) attaching the insurance binder or other evidence of insurance for any insurance coverage of any Note Party or any Subsidiary that was renewed, replaced or modified during the period covered by such financial statements.

Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Issuer posts such documents, or provides a link thereto on the Issuer’s website on the Internet at the website address listed on Schedule 12.02, or (ii) on which such documents are posted on the Issuer’s behalf on an Internet or intranet website, if any, to which each Purchaser and the Collateral Agent have access (whether a commercial, third-party website or whether sponsored by the Collateral Agent); provided, that: (x) the Issuer shall deliver paper copies of such documents to the Collateral Agent or any Purchaser upon its request to the Issuer, and shall continue to deliver such paper copies until a written request to cease delivering paper copies is given by the Collateral Agent or such Purchaser and (y) the Issuer shall notify the Collateral Agent and each Purchaser (by facsimile or electronic mail) of the posting of any such documents and provide to the Collateral Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Collateral Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Issuer with any such request for delivery by a Purchaser, and each Purchaser shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

7.03 Notices.

(a) Promptly (and in any event, within five (5) Business Days) notify the Collateral Agent and each Purchaser of the occurrence of any Default.

(b) Promptly (and in any event, within five (5) Business Days) notify the Collateral Agent and each Purchaser of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) Promptly (and in any event, within ten (10) Business Days) notify the Collateral Agent and each Purchaser of the occurrence of any ERISA Event.

(d) Promptly (and in any event, within ten (10) Business Days) notify the Collateral Agent and each Purchaser of any material change in accounting policies or financial reporting practices by the Issuer or any Subsidiary.

(e) Promptly (and in any event, within five (5) Business Days) notify the Collateral Agent and each Purchaser of any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Issuer which has been instituted or, to the knowledge of the Note Parties, is threatened against the Issuer or any other Note Party or to which any of the properties of any thereof is subject which could reasonably be expected to result in losses and/or expenses in excess of the Threshold Amount.

(f) Promptly (and in any event, within forty-five (45) days after the end of each fiscal quarter of the Issuer), copies of (i) any material written notice or material written correspondence relating to, or involving, the Material Contracts, including any notice alleging any breach of any Material Contract by any party thereto, (ii) any new Material Contract entered into or (iii) any amendment or termination of (or notice of such termination with respect to) any Material Contract.

(g) Promptly (and in any event within ten (10) Business Days) notify the Collateral Agent and each Purchaser of any return, recovery, dispute or claim related to any Product, Service or inventory that involves more than the Threshold Amount.

(h) Promptly (and in any event, within ten (10) Business Days of the occurrence of or any Note Party learning of, as applicable) notify the Collateral Agent and each Purchaser of (i) any Governmental Authority, including but not limited to the FDA, CMS, Dutch Minister of Health, IGJ or EMA, is conducting or has conducted (A) an investigation of any of the Facilities of any Note Party or any Subsidiary thereof, processes for any Product and/or in the development or provision of Services, which investigation has disclosed any material deficiencies or violations of Laws and/or the Required Permits (including cGMP compliance) related to such Facilities, Products or Services or (B) an investigation or review of any Required Permit (other than routine reviews in the ordinary course of business associated with the renewal of a Required Permit, routine pre-approval inspections and similar FDA visits and which could not reasonably be expected to result in a Material Adverse Effect), (ii) development, testing, manufacturing, marketing, sale and/or provision of any Product or Services that is material to the businesses operated by the Issuer and its Subsidiaries should cease, be suspended, or be interrupted, or the FDA or any institutional review board (or ethics committee) should provide written notice threatening any such cessation, suspension, or interruption, (iii) if a Product or Service that is material to the businesses operated by the Issuer and its Subsidiaries has been approved for marketing and sale, any marketing or sales of such Product or Service should cease or be interrupted or such Product or Service should be withdrawn from the marketplace, or the FDA, CMS, Dutch Minister of Health, IGJ, EMA or any other Governmental Authority should provide written notice threatening any such cessation, interruption, or withdrawal, (iv) any Required Permit has been revoked or withdrawn, (v) adverse clinical test results with respect to any Product or Service have occurred, (vi) any Market Withdrawals or other forms of retrieval from the marketplace of any Product or Service from any market (other than discrete batches or lots that are not material in quantity or amount and are not made in conjunction with a larger recall) have been conducted (or requested by the FDA, CMS, Dutch Minister of Health, IGJ, EMA or any other Governmental Authority), (vii) the occurrence of any violation of any applicable Laws by the Issuer or any of the other Subsidiaries in the development or provision of Products or Services, and record keeping and reporting to the FDA, CMS, Dutch Minister of Health, IGJ, EMA or any other Governmental Authority that could reasonably be expected to require or lead to an investigation, corrective action or enforcement, regulatory or administrative action, (viii) all fines or penalties imposed by any Governmental Authority under any healthcare Law against any Note Party or any of its Subsidiaries, or (viii) any significant failures in the manufacturing of any Product such that the amount of such Product successfully manufactured in accordance with all specifications thereof and the required payments to be made by or to the applicable Note Party or Subsidiary therefor in any month shall decrease significantly with respect to the quantities of such Product and payments produced in the prior month (each event described in the foregoing clauses (i) through (viii), a “Regulatory Reporting Event”).

Each notice pursuant to this Section 7.03 shall be accompanied by a statement of a Responsible Officer of the Issuer setting forth details of the occurrence referred to therein and stating what action the applicable Note Party has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Note Document that have been breached. With respect to any Regulatory Reporting Event, the Note Parties shall provide to the Collateral Agent and the Purchasers such further information (including copies of such documentation) as the Collateral Agent or any Purchaser shall reasonably request with respect to such Regulatory Reporting Event.

7.04 Payment of Obligations.

Pay and discharge, as the same shall become due and payable, the following obligations and liabilities:(a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with IFRS are being maintained by the applicable Note Party or Subsidiary and such payment can be lawfully withheld and the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect, and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property (provided, that it shall not be a violation of this Section 7.04(b) to the extent such Lien would be a Permitted Lien).

7.05 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or Section 8.05.

(b) Preserve, renew and maintain in full force and effect its good standing under (i) the Laws of the jurisdiction of its organization, to the extent applicable, and (ii) except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, each other jurisdiction where it conducts its Business.

(c) Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary in the normal conduct of its business.

(d) Preserve or renew all of its registered IP Rights or IP Rights in respect of which an application for registration has been filed or recorded with the United States Copyright Office or the United States Patent and Trademark Office (or comparable agencies in any applicable non-U.S. jurisdiction, including The Netherlands), in each case to the extent necessary to conduct its Business.

7.06 Maintenance of Properties.

(a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted.

(b) Make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(c) Use the standard of care typical in the industry in the operation and maintenance of its Facilities.

7.07 Maintenance of Insurance.

(a) Maintain with financially sound and reputable insurance companies not Affiliates of the Issuer, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

(b) Without limiting the foregoing, (i) maintain, if available, fully paid flood hazard insurance on all real property that is located in a special flood hazard area and that constitutes Collateral, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Collateral Agent, (ii) furnish to the Collateral Agent evidence of the renewal (and payment of renewal premiums therefor) of all such policies prior to the expiration or lapse thereof, and (iii) furnish to the Collateral Agent prompt written notice of any redesignation of any such improved real property into or out of a special flood hazard area.

(c) Cause the Collateral Agent and its successors and/or assigns to be named as Purchaser’s loss payee or mortgagee as its interest may appear, and/or additional insured with respect to any such insurance providing liability coverage or coverage in respect of any Collateral, and cause each provider of any such insurance to agree, subject to Section 7.20 hereof, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that it will give the Collateral Agent thirty (30) days (or such lesser amount as the Collateral Agent may agree to in its sole discretion) prior written notice before any such policy or policies shall be altered or canceled.

7.08 Compliance with Laws.

Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

7.09 Books and Records.

(a) Maintain proper books of record and account, in which full, true and correct entries in conformity with IFRS consistently applied shall be made of all financial transactions and matters involving the assets and business of such Note Party or such Subsidiary, as the case may be.

(b) Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Note Party or such Subsidiary, as the case may be.

7.10 Inspection Rights.

Permit representatives and independent contractors of the Collateral Agent and each Purchaser to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Issuer and at such reasonable times during normal business hours and as often as may be desired, upon reasonable advance notice to the Issuer; provided, however, so long as no Event of Default exists, the Issuer shall only be required to reimburse the Collateral Agent (but not any Purchaser) for one such visit and inspection in any fiscal year; provided, further, that, the Company shall only be required to reimburse expenses reasonably and directly incurred with such visit and following presentment of detailed invoices; provided, further, however, when an Event of Default exists, the Collateral Agent or any Purchaser (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Issuer at any time during normal business hours, as often as desired and without advance notice.

7.11 Use of Proceeds.

Use the proceeds of the Notes to refinance the Existing Indebtedness of the Issuer and its Subsidiaries and for other general corporate purposes, provided, that, in no event shall the proceeds of the Notes be used in contravention of any Law or of any Note Document.

7.12 Additional Subsidiaries.

Prior to or upon the acquisition or formation of any Subsidiary (it being understood and agreed that such Subsidiary shall be either a U.S. Subsidiary or a Dutch Subsidiary unless otherwise agreed in writing by the Collateral Agent in its sole discretion):

(a) notify the Purchasers thereof in writing, together with the (i) jurisdiction of organization, (ii) number of shares of each class of Equity Interests outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Issuer or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto; and

(b) if such Subsidiary is a (A) U.S. Subsidiary, (B) a Dutch Subsidiary or (C) a Subsidiary formed in any other jurisdiction (to the extent agreed by the Collateral Agent in its sole discretion), cause (i) such Person to become a Guarantor by executing and delivering to the Purchasers a Joinder Agreement or such other documents as the Required Purchasers shall reasonably request for such purpose, and (ii) deliver to the Collateral Agent documents of the types referred to in Sections 5.01(f)-(h) in order to grant Liens to the Collateral Agent for the benefit of the Purchasers in all assets of such Subsidiary constituting Collateral and favorable opinions of counsel to such Persons and the Purchasers (which shall cover subject matter consistent with the opinions delivered on the Closing Date pursuant to Section 5.01 hereof), all in form, content and scope reasonably satisfactory to the Required Purchasers.

7.13 ERISA and Pension Scheme Compliance.

(a) Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan, both in form and operation, in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law, (b) cause each Plan that is qualified under Section 401(a) of the Internal Revenue Code to maintain such qualification, and (c) make all required contributions to any Plan subject to Section 412, Section 430 or Section 431 of the Internal Revenue Code.

(b) The Issuer shall ensure that all pension schemes of the Note Parties and their respective Subsidiaries are fully funded based on the minimum funding requirement under the applicable Laws and in accordance with the contractual arrangements in respect of these schemes where failure to do so has or is reasonably likely to have a Material Adverse Effect.

7.14 Pledged Assets.

(a) Equity Interests. To secure the Obligations, cause 100% of the issued and outstanding Equity Interests of each Subsidiary directly owned by any Note Party to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent, for the benefit of the Purchasers, pursuant to the terms and conditions of the Collateral Documents. In connection with the foregoing, the Issuer shall cause to be delivered to Collateral Agent opinions of counsel requested by the Collateral Agent and any filings and deliveries necessary to perfect the security interests in such Equity Interests, all in form and substance satisfactory to the Collateral Agent and the Required Purchasers.

(b) Other Property. Cause all property (other than Excluded Property) of the Issuer and each Guarantor to be subject at all times to first priority, perfected and, in the case of real property (whether leased or owned), title insured Liens in favor of the Collateral Agent to secure the Obligations pursuant to the Collateral Documents or, with respect to any such property acquired subsequent to the Closing Date, such other additional security documents, including Dutch Real Property Security Documents and U.S. Real Estate Security Documents, as the Collateral Agent or Required Purchasers shall reasonably request (subject to Permitted Liens), and in connection with the foregoing, deliver to the Collateral Agent such other documentation as the Collateral Agent may reasonably request, including filings and deliveries necessary to perfect such Liens, Organization Documents, resolutions, U.S. Real Property Security Documents, and favorable opinions of counsel to such Persons and the Purchasers, all in form, content and scope reasonably satisfactory to the Collateral Agent and the Required Purchasers.

7.15 Compliance with Material Contracts.

Comply with each Material Contract of such Person, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

7.16 Deposit Accounts.

(a) Prior to or upon the acquisition or establishment of any Deposit Account by any Note Party, provide written notice thereof to the Collateral Agent.

(b) Subject to Section 7.20 hereof, (i) cause all Deposit Accounts of the Note Parties held in the U.S. (other than deposit accounts established solely as payroll purposes and the Government Account Debtor Account) at all times to be subject to U.S. Deposit Account Control Agreements, in each case in form and substance satisfactory to the Collateral Agent, and (ii) cause all payments owing by a Government Account Debtor to a Note Party to be deposited into the Government Account Debtor Account, which account shall (x) be subject to irrevocable standing instructions causing all funds therein to be transferred via an automatic immediate intrabank transfer by the close of each Business Day to a Deposit Account subject to a U.S. Deposit Account Control Agreement, and (y) not be used for any purpose other than receiving funds from Government Account Debtors and other account debtors of the Note Parties.

(c) Take all reasonable steps to cause all Deposit Accounts of the Note Parties held in The Netherlands at all times to be subject to Dutch Deposit Account Control Agreements, in each case in form and substance satisfactory to the Collateral Agent. The Note Parties shall not permit amounts held in Deposit Accounts of the Note Parties held in The Netherlands that are not subject to Dutch Deposit Account Control Agreements to at any time exceed €1,000,000.

7.17 Regulatory Compliance.

(a) Without limiting the generality of Section 7.08, in connection with the development, testing, manufacture, marketing, sale or provision of each and any Product or Service by the Issuer or any Subsidiary, or the operation of any Facility, the Issuer or such Subsidiary shall, as applicable, comply in all material respects with all Required Permits at all times issued by any Government Authority, specifically including the FDA, CMS, Dutch Minister of Health, IGJ and EMA, with respect to such development, testing, manufacture, marketing, sales or provision of such Product or Service by the Issuer or such Subsidiary.

(b) The Issuer and each Subsidiary shall (i) take all necessary action to timely renew and maintain all Required Permits, accreditations and qualifications which are necessary or material to the conduct of its business, or to receive payment for all applicable Services, (ii) be and remain in material compliance with all Third Party Arrangements and Government Reimbursement Programs and all requirements for participation in, and for licensure required to provide the goods or services that are reimbursable under, all Third Party Payor Arrangements and Government Reimbursement Programs; and (iii) use commercially reasonable efforts to cause all Persons providing professional health care services for or on behalf of any Note Party or Subsidiary (either as an employee or independent contractor) to comply with all applicable material healthcare Laws in the performance of their duties, and to maintain in full force and effect all professional licenses required to perform such duties.

(c) All preclinical and clinical trials that have been conducted and/or are being conducted by or on behalf of the Issuer and its Subsidiaries, including those trials whose results and data have been submitted to any Governmental Authority, including the FDA and its counterparts worldwide, are being or have been conducted in compliance in all material respects with the required experimental protocols, procedures and controls and otherwise in compliance with applicable Laws, including cGLP and cGCP.

(d) Each Note Party and each of their respective Subsidiaries shall maintain a corporate and health care regulatory compliance program (“RCP”) which addresses the requirements of all material applicable healthcare Laws and includes the following components: (i) standards of conduct and procedures that describe compliance policies regarding laws with an emphasis on prevention of fraud and abuse; (ii) a specific officer within high-level personnel identified as having overall responsibility for compliance with such standards and procedures; (iii) training and education programs which effectively communicate the compliance standards and procedures to employees and agents, including fraud and abuse laws and illegal billing practices; (iv) auditing and monitoring systems and reasonable steps for achieving compliance with such standards and procedures including publicizing a reporting system to allow employees and other agents to anonymously report criminal or suspect conduct and potential compliance problems; (v) disciplinary guidelines and consistent enforcement of compliance policies including discipline of individuals responsible for the failure to detect violations of the RCP; and (vi) mechanisms to immediately respond to detected violations of the RCP. Each Note Party and each of their respective Subsidiaries shall modify such RCPs from time to time, as may be necessary to ensure continuing compliance with all material applicable healthcare Laws. Upon request, t Purchasers (and/or its consultants) shall be permitted to review such RCPs.

(e) Issuer shall provide to Purchasers upon request, an accurate, complete and current list of all Third Party Payor Arrangements and participation agreements with Government Account Debtors with respect to the business of the Note Parties.

(f) Issuer shall promptly furnish or cause to be furnished to the Purchasers copies of (i) all reports of investigational/inspectional observations issued to and received by the Note Parties or any of their Subsidiaries, and issued by any Governmental Authority relating to such Person’s business, (ii) copies of all establishment investigation/inspection reports issued to and received by Note Parties or any of their Subsidiaries and issued by any Governmental Authority, (iii) copies of all material warnings and material untitled letters as well as other material documents received by Note Parties or any of their Subsidiaries from the FDA, CMS, Dutch Minister of Health, IGJ, EMA or any other Governmental Authority relating to or arising out of the conduct applicable to the business of the Note Parties or any of their Subsidiaries that asserts past or ongoing lack of compliance with any applicable Laws, (iv) copies of any written recommendation from any Governmental Authority that any Note Party or any of its respective Subsidiaries, or any obligor to which any Note Party or any of its respective Subsidiaries provides Products or Services, should have its licensure, provider or supplier number, or accreditation suspended, revoked, or limited in any way, or any penalties or sanctions imposed and (v) notice of any material investigation or material audit or similar proceeding by the FDA, CMS, Dutch Minister of Health, IGJ, EMA or any other Governmental Authority.

(g) Each Note Party and each of their respective Subsidiaries will at all times be in compliance in all material respects with HIPAA.

(h) Each Note Party and each of their respective Subsidiaries will at all times be in compliance in all material respects with CLIA, and will maintain a current CLIA certificate and accreditation by the College of American Pathologists as required by CLIA.

(i) Cause all Facilities to operate in material compliance with applicable Laws.

(j) If any Facility is currently accredited by an Accrediting Organization, each Note Party and each of their respective Subsidiaries will (i) maintain such accreditation in good standing and without limitation or impairment, (ii) promptly submit to the Accrediting Organization a plan of correction for any deficiencies listed on any accreditation survey report, and (iii) cure all such deficiencies within such time frame as is necessary to preserve and maintain in good standing and without limitation or impairment such accreditation.

(k) Issuer shall provide the Purchasers (i) prior written notice of any material change to the terms of its normal billing payment and reimbursement policies and procedures with respect thereto (including, without limitation, the amount and timing of finance charges, fees and write-offs) and (ii) within a reasonable time written notice of any change in a Government Reimbursement Program that materially impacts the Issuer’s normal billing payment policies and procedures or expected reimbursement amounts, together with a description of the expected impacts.

(l) The Note Parties shall maintain in full force and effect, and free from restrictions, probations, conditions or known conflicts which would materially impair the use or operation of any Facility for its current use.

7.18 Intellectual Property; Consent of Licensors.

(a) (i) Maintain in full force and effect or pursue the prosecution of, as the case may be, and pay all costs and expenses relating to, all IP Rights owned or controlled by such Note Party or its respective Subsidiaries, excluding the maintenance of IP Rights that in the commercially reasonable business judgment of the Issuer are not necessary or material for the conduct of the business of any Note Party or its Subsidiaries; (ii) notify the Collateral Agent, promptly after learning thereof, of any infringement or other violation by any Person of its IP Rights; (iii) use commercially reasonable efforts to pursue, enforce, and maintain in full force and effect legal protection for all IP Rights, including Patents, developed or controlled by such Note Party or any of its respective Subsidiaries; and (iv) notify the Collateral Agent, promptly after learning thereof, of any claim by any Person that the conduct of the Businesses infringes any IP Rights of that Person and, if requested by the Collateral Agent, use commercially reasonable efforts to resolve such claim.

(b) Promptly after entering into or becoming bound by any license or similar agreement (other than over-the-counter software that is commercially available to the public), the Note Parties shall (i) provide written notice to the Purchasers of the material terms of such license or similar agreement with a description of its likely impact on the Note Parties’ business or financial condition and (ii) in good faith take such commercially reasonable actions as the Collateral Agent or Required Purchasers may request to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for (A) the applicable Note Party’s interest in such licenses or contract rights to be deemed Collateral and for the Collateral Agent to have a security interest in it that might otherwise be restricted by the terms of the applicable license or agreement, whether now existing or entered into in the future and (B) the Collateral Agent to have the ability in the event of a liquidation of any of the Collateral to dispose of such Collateral in accordance with the Collateral Agent’s rights and remedies under this Agreement and the other Note Documents; provided, that, the failure to obtain any such consent or waiver shall not by itself constitute a Default.

7.19 Anti-Corruption Laws. Conduct its business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such Laws.

7.20 Post-Closing Obligations.

Within the time periods set forth therefor on Schedule 7.20 (or such longer periods of time as may be agreed to by the Collateral Agent in its sole discretion), deliver to the Collateral Agent such other documents, instruments, certificates or agreements as are listed on Schedule 7.20 or take such other actions as are described on Schedule 7.20, in each case in form and substance reasonably satisfactory to the Collateral Agent.

ARTICLE VIII

NEGATIVE COVENANTS

So long as any Note or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations for which no claim has been asserted), the Issuer shall not, nor shall it permit any Subsidiary to, directly or indirectly:

8.01 Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Note Document;

(b) Liens existing on the date hereof and listed on Schedule 8.01;

(c) Liens (other than Liens imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with IFRS;

(d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided, that, such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with IFRS have been established;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, indemnity and performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 9.01(h);

(i) Liens securing Indebtedness permitted under Section 8.03(e); provided, that: (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost (negotiated on an arm’s length basis) of the property being acquired on the date of acquisition and (iii) such Liens attach to such property concurrently with or within ninety (90) days after the acquisition thereof;

(j) licenses, sublicenses, leases or subleases (other than relating to intellectual property) granted to others in the ordinary course of business not interfering in any material respect with the business of any Note Party or any of its Subsidiaries;

(k) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

(l) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(m) any lien arising under articles 24 or 25 respectively of the general terms and conditions (algemene voorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken);

(n) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection; and

(o) Liens of sellers of goods to the Issuer and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses.

8.02 Investments.

Make any Investments, except:

(a) Investments held by a Note Party or a Subsidiary in the form of cash or Cash Equivalents;

(b) Investments existing as of the Closing Date and set forth in Schedule 8.02;

(c) Investments in any Person that is a Note Party prior to giving effect to such Investment;

(d) Investments by any Subsidiary of the Issuer that is not a Note Party in any other Subsidiary of the Issuer that is not a Note Party;

(e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(f) Permitted Acquisitions;

(g) other Investments not exceeding €500,000 in the aggregate at any one time outstanding; provided, that, no Investment otherwise permitted by this clause (g) shall be permitted to be made if any Default has occurred and is continuing or would result therefrom.

8.03 Indebtedness.

Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Note Documents;

(b) Indebtedness of the Issuer and its Subsidiaries existing on the Closing Date and described on Schedule 8.03;

(c) intercompany Indebtedness permitted under Section 8.02 (other than by reference to this Section 8.03);

(d) obligations (contingent or otherwise) of the Issuer or any Subsidiary existing or arising under any Swap Contract, provided, that, (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred by the Issuer or any of its Subsidiaries to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof, provided, that, (i) no Default or Event of Default has occurred and is continuing both immediately prior to and after giving effect thereto, (ii) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of €500,000 at any one time outstanding, (iii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed, and (iv) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and

(f) other unsecured Indebtedness in an aggregate amount not to exceed €500,000 at any one time outstanding.

8.04 Fundamental Changes.

Merge, dissolve, liquidate, consolidate, with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided, that, notwithstanding the foregoing provisions of this Section 8.04 but subject to the terms of Sections 7.12 and 7.14, (a) the Issuer may merge or consolidate with any of its direct Subsidiaries, provided that the Issuer shall be the continuing or surviving entity, (b) any Note Party (other than the Issuer) may merge or consolidate with any other Note Party that is its direct Subsidiary, (c) any Subsidiary that is not a Note Party may be merged or consolidated with or into any Note Party that is its direct parent company, provided that such Note Party shall be the continuing or surviving entity, (d) any Subsidiary that is not a Note Party may be merged or consolidated with or into any other direct Subsidiary of it that is not a Note Party and (e) any Subsidiary that is not a Note Party may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up could not reasonably be expected to have a Material Adverse Effect and all of its assets and business are transferred to a Note Party prior to or concurrently with such dissolution, liquidation or winding up; provided, that, in the case of (a) through (d) above, the merging parties are organized in the same jurisdiction (it being understood that for this purpose, States of the United States shall be deemed to be the same jurisdiction as each other).

8.05 Dispositions.

Make any Disposition, unless (a) the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneous with consummation of the transaction and shall be in an amount not less than the fair market value of the property disposed of, (b) no Default or Event of Default shall have occurred and be continuing both immediately prior to and after giving effect to such Disposition, (c) such transaction does not involve the sale or other disposition of a minority equity interest in any Subsidiary, and (d) the aggregate net book value of all of the assets sold or otherwise disposed of in such Disposition together with the aggregate net book value of all assets sold or otherwise disposed of by the Issuer and its Subsidiaries in all such transactions occurring during the term of this Agreement does not exceed €600,000.

8.06 Restricted Payments.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a) each Subsidiary may make Restricted Payments to any Note Party;

(b) the Issuer and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Qualified Capital Stock of such Person;

8.07 Change in Nature of Business.

Engage in any material line of business substantially different from those lines of business conducted by the Issuer and its Subsidiaries on the Closing Date or any business substantially related or incidental thereto.

8.08 Transactions with Affiliates and Insiders.

Enter into or permit to exist any transaction or series of transactions, with any officer, director or Affiliate of such Person other than (a) advances of working capital to any Note Party, (b) transfers of cash and assets to any Note Party, (c) intercompany transactions expressly permitted by Section 8.02, Section

8.03, Section 8.04, Section 8.05 or Section 8.06 (in each case, other than by reference to this Section 8.08), (d) normal and reasonable compensation and reimbursement of expenses of officers and directors in the ordinary course of business and (e) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate.

8.09 Burdensome Agreements.

Enter into, or permit to exist, any Contractual Obligation that (a) encumbers or restricts the ability of any such Person to (i) make Restricted Payments to any Note Party, (ii) pay any Indebtedness or other obligations owed to any Note Party, (iii) make loans or advances to any Note Party, (iv) transfer any of its property to any Note Party, (v) pledge its property pursuant to the Note Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (vi) act as a Note Party pursuant to the Note Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (i) through (v) above) for (1) this Agreement and the other Note Documents, (2) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(e), provided, that, any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (3) any Permitted Lien or any document or instrument governing any Permitted Lien, provided, that, any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, or (4) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.05 pending the consummation of such sale, or (b) requires the grant of any security for any obligation if such property is given as security for the Obligations.

8.10 Use of Proceeds.

Use the proceeds of any Note, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

8.11 Prepayment of Other Indebtedness,

Make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or voluntary or optional redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness of any Note Party or any Subsidiary, other than (a) Indebtedness arising under the Note Documents or (b) Indebtedness permitted by Section 8.03(e) (solely to the extent made with the proceeds of additional issuances of Indebtedness permitted under Section 8.03(e)).

8.12 Organization Documents; Fiscal Year; Legal Name, Jurisdiction of Formation and Form of Entity; Certain Amendments.

(a) Amend, modify or change its Organization Documents in a manner materially adverse to the Purchasers.

(b) Change its fiscal year.

(c) Without providing ten (10) days prior written notice to the Purchasers, change its name, jurisdiction of organization or form of organization.

(d) Amend, supplement, waive or otherwise modify, or enter into any forbearance from exercising any rights with respect to, any Material Contract or any document or other agreement evidencing Indebtedness in excess of the Threshold Amount, in each case in a manner materially adverse to the Purchasers.

8.13 Ownership of Subsidiaries.

Notwithstanding any other provisions of this Agreement to the contrary, (a) permit any Person (other than any Note Party or any Wholly-Owned Subsidiary of the Issuer) to own any Equity Interests of any Subsidiary of any Note Party, except to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Equity Interests of Non-U.S. Subsidiaries, (b) permit any Note Party or any Subsidiary to issue or have outstanding any shares of Disqualified Capital Stock or (c) create, incur, assume or suffer to exist any Lien on any Equity Interests of any Subsidiary of any Note Party, except for Permitted Liens.

8.14 Sale Leasebacks.

Enter into any Sale and Leaseback Transaction.

8.15 Sanctions; Anti-Corruption Laws.

(a) Directly or indirectly, use the proceeds of any Note, or lend, contribute or otherwise make available such proceeds of any Note to any Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transactions hereunder, whether as a Purchaser, Collateral Agent or otherwise) of Sanctions.

(b) Directly or indirectly, use the proceeds of any Note for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions.

8.16 Financial Covenant. Subject to Section 7.20, permit Unrestricted Cash of the Note Parties held in Deposit Accounts for which (x) the Collateral Agent shall have received a U.S. Deposit Account Control Agreement or (y) a Dutch Deposit Account Control Agreement, at any time to be less than €2,000,000 in the aggregate for all such Deposit Accounts.

ARTICLE IX

EVENTS OF DEFAULT AND REMEDIES

9.01 Events of Default.

Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Issuer or any other Note Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Note (including any prepayment premium due in connection with such principal amount), or (ii) within three Business Days after the same becomes due, any interest on any Note, any fee due hereunder or any other amount payable hereunder or under any other Note Document; or

(b) Specific Covenants. Any Note Party fails to perform or observe any term, covenant or agreement contained in any of Section 7.01, 7.02, 7.03, 7.05, 7.07, 7.10, 7.11, 7.12, 7.14, 7.16, 7.17, 7.18, or 7.19 or Article VIII; or

(c) Other Defaults. Any Note Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Note Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier to occur of (i) a Responsible Officer of any Note Party becomes aware of such failure or (ii) written notice thereof shall have been given to any Note Party by the Collateral Agent or any Purchaser; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Issuer or any other Note Party herein, in any other Note Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) when made or deemed made; or

(e) Cross-Default. (i) Any Note Party or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Issuer or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Issuer or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Issuer or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. Any Note Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Note Party or any of its Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(h) Judgments. There is entered against any Note Party or any Subsidiary one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Note Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Issuer or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Note Documents. Any Note Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect; or any Note Party or any Affiliate of any Note Party contests in any manner the validity or enforceability of any Note Document; or any Note Party denies that it has any or further liability or obligation under any Note Document, or purports to revoke, terminate or rescind any Note Document; or

(k) Material Adverse Effect. There occurs any circumstance or circumstances that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect; or

(l) Change of Control. There occurs any Change of Control; or

(m) Invalidity of Subordination Provisions. Any subordination provision in any document or instrument governing Indebtedness that is purported to be subordinated to the Obligations or any subordination provision in any subordination agreement that relates to any Indebtedness that is to be subordinated to the Obligations, or any subordination provision in any guaranty by any Note Party of any such Indebtedness, shall cease to be in full force and effect, or any Note Party, any Affiliate of any Note Party or any holder of any such Indebtedness shall contest in any manner the validity, binding nature or enforceability of any such provision; or

(n) Injunction. Any court order enjoins, restrains, or prevents any Note Party from conducting any material part of its business and there is a period of 30 consecutive days during which a stay of enforcement of such court order, by reason of a pending appeal or otherwise, is not in effect; provided that any revenue lost during such 30-day stoppage period is reasonably expected to be covered by the proceeds business interruption insurance (as determined by the Collateral Agent in its reasonable business judgment); or

(o) Regulatory Matters. If any of the following occurs: (i) any Required Permit of a Note Party shall be revoked, fail to be renewed, suspended or otherwise terminated and such Required Permit is not reinstated within thirty (30) days; (ii) the FDA, CMS, Dutch Minister of Health, IGJ, EMA or any other Governmental Authority initiates an enforcement action against, or issues a warning letter or untitled letter or takes any other action with respect to, any Note Party or any of its respective Subsidiaries, or any of its Products, Services or the Facilities, that causes such Note Party or its applicable Subsidiary to discontinue or suspend marketing or withdraw any of its Products or Services, or cease operation of a Facility, or causes a delay in the manufacture or offering of any of its Products or Services, which discontinuance, withdrawal or delay could reasonably be expected to last for more than thirty (30) days; (iii) a Market Withdrawal or recall which could reasonably be expected to result in liability to any Note Party or any of its respective Subsidiaries in excess of the Threshold Amount, (iv) any Note Party or any of its respective Subsidiaries enters into a settlement agreement with the FDA, CMS, Dutch Minister of Health, IGJ, EMA or any other Governmental Authority that results in aggregate liability as to any single or related series of transactions, incidents or conditions in excess of the Threshold Amount, or (iv) any Note Party shall fail to be eligible for any reason to participate in any Government Reimbursement Program or to accept assignments or rights to reimbursement thereunder; or

(p) Laboratories. During the term of this Agreement, (i) more than one diagnostic laboratory operated by any Note Party (which shall include remote diagnostic laboratories operated for the convenience of the employees or agents of any Note Party) shall have been closed or ordered to be closed by any Governmental Authority, or (ii) any single diagnostic laboratory operated by any Note Party shall have been closed by any Governmental Authority, or an order of closure shall have been issued by any Governmental Authority, that in the case of this clause (ii) could reasonably be expected to have a Material Adverse Effect; or

(q) Third Party Payor Arrangements. If any of the following occurs: (i) any account debtor shall terminate, revoke or fail to renew any Note Party’s right to participate in any Third Party Payor Arrangement that provides reimbursement for services and such termination, revocation or failure to renew has or could reasonably be expected to result in a loss of revenue in excess of the Threshold Amount, or (ii) a Note Party or any officer, director, chief operating officer, chief financial officer, treasurer, secretary or senior vice president of a Note Party (A) shall have been found guilty of an act of fraud or been convicted of a felony crime that relates to any services provided by any Note Party or Third Party Payor Arrangement or (B) shall have been indicted for a felony crime relating to any services provided by any Note Party or Third Party Payor Arrangement; or

(r) Overpayment. If any Note Party is found to have been overpaid by a Government Account Debtor by more than the Threshold Amount during any period covered by an audit conducted by such Government Account Debtor, and such overpayment is not repaid within thirty (30) days of its due date or reserved for in a manner reasonably acceptable to the Purchasers.

9.02 Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Required Purchasers may take any or all of the following actions:

(a) declare the unpaid principal amount of all outstanding Notes, all interest accrued and unpaid thereon, prepayment premium thereto (if any) and all other amounts owing or payable hereunder or under any other Note Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Note Parties; and

(b) exercise, or instruct the Collateral Agent to exercise (and the Collateral Agent shall exercise upon such instruction), all rights and remedies available to the Collateral Agent or the Purchasers under the Note Documents;

provided, however, that upon the occurrence of an Event of Default under Section 9.01(f) or (g), the unpaid principal amount of all outstanding Notes and all interest, prepayment premium and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Collateral Agent or any Purchaser.

If the Obligations are accelerated for any reason, the prepayment premium required by Section 2.07(d) will also be due and payable as though such Obligations were voluntarily prepaid and original issue discount on the Notes shall be deemed earned in full and, in each case, shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Purchaser’s lost profits as a result thereof. Any prepayment premium required by Section 2.07(d) payable pursuant to the preceding sentence shall be presumed to be the liquidated damages sustained by each Purchaser as the result of the early termination and the Issuer agree that it is reasonable under the circumstances currently existing. The prepayment premium required by Section 2.07(d) shall also be payable, and original issue discount on the Notes earned in full, in each case, in the event that the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE ISSUER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM AND ORIGINAL ISSUE DISCOUNT IN CONNECTION WITH ANY SUCH ACCELERATION. The Issuer expressly agrees that (i) the prepayment premium required by Section 2.07(d) and original issue discount on the Notes, are reasonable and are the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the prepayment premium required by Section 2.07(d) and original issue discount on the Notes, shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between the Purchasers and the Issuer giving specific consideration in this transaction for such agreement to pay the prepayment premium required by Section 2.07(d) and original issue discount on the Notes, and (iv) the Issuer shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Issuer expressly acknowledge that their agreement to pay the prepayment premium required by Section 2.07(d), as herein described and original issue discount on the Notes, is a material inducement to the Purchasers to purchase the Notes hereunder.

9.03 Application of Funds.

After the exercise of remedies provided for in Section 9.02 (or after the Notes have automatically become immediately due and payable as set forth in the proviso to Section 9.02), any amounts received by any Purchaser or the Collateral Agent on account of the Obligations shall be applied in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Collateral Agent and amounts payable under Article III) payable to the Collateral Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Purchasers (including fees, charges and disbursements of counsel to the respective Purchasers) arising under the Note Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on and prepayment premium with respect to the Notes, ratably among the Purchasers in proportion to the respective amounts described in this clause Third held by them;

Fourth, to payment of that portion of the Obligations constituting accrued and unpaid principal of the Notes, ratably among the Purchasers in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Issuer or as otherwise required by Law.

ARTICLE X

INCREASED COSTS

10.01 Increased Costs, Etc.

The Issuer agrees to reimburse the Purchasers for any increase in the cost to the Purchasers of, or any reduction in the amount of any sum receivable by the Purchasers in respect of, the purchase or maintaining of the Notes hereunder that may arise in connection with any Change in Law, except for such changes with respect to increased capital costs and taxes which are governed by Section 10.02 and Article III, respectively. The Collateral Agent shall notify the Issuer in writing of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate the Purchasers for such increased cost or reduced amount. Such additional amounts shall be payable by the Issuer directly to the Purchasers within five (5) days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Issuer.

10.02 Increased Capital Cost.

If any Change in Law affects or would affect the amount of capital required or expected to be maintained by any Purchaser or any Person controlling such Purchaser, and such Purchaser determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person’s capital as a consequence of the Notes purchased by it hereunder is reduced to a level below that which such Purchaser or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice from time to time by such Purchaser to the Issuer, the Issuer shall within five days following receipt of such notice pay directly to such Purchaser additional amounts sufficient to compensate such Purchaser or such controlling Person for such reduction in rate of return. A statement of such Purchaser as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on the Issuer. In determining such amount, such Purchaser may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

ARTICLE XI

COLLATERAL AGENT

11.01 Appointment and Authority.

(a) Each of the Purchasers hereby irrevocably appoints Athyrium Opportunities III Acquisition LP, a Delaware limited partnership, to act on its behalf as the Collateral Agent hereunder and under the other Note Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, and to act as the agent of such Purchaser for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Note Parties to secure any of the Obligations, together with such powers and discretion as are incidental thereto. The provisions of this Article are solely for the benefit of the Collateral Agent and the Purchasers, and neither the Issuer nor any other Note Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Note Documents (or any other similar term) with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 11.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent, shall be entitled to the benefits of all provisions of this Article XI and Article XII, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Note Documents as if set forth in full herein with respect thereto.

11.02 Rights as a Purchaser.

The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Purchaser as any other Purchaser and may exercise the same as though it were not the Collateral Agent, and the term “Purchaser” or “Purchasers” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Note Party or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to the Purchasers.

11.03 Exculpatory Provisions.

The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Note Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Collateral Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Note Documents that the Collateral Agent is required to exercise as directed in writing by the Required Purchasers (or such other number or percentage of the Purchasers as shall be expressly provided for herein or in the other Note Documents), provided, that, the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Note Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Note Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Note Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity.

The Collateral Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Purchasers (or such other number or percentage of the Purchasers as shall be necessary, or as the Collateral Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 12.01 and Section 9.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Collateral Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Collateral Agent by the Issuer, or a Purchaser.

The Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Note Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Note Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

11.04 Reliance by Collateral Agent.

The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the purchase of any Note, that by its terms must be fulfilled to the satisfaction of a Purchaser, the Collateral Agent may presume that such condition is satisfactory to such Purchaser unless the Collateral Agent shall have received notice to the contrary from such Purchaser prior to the purchase of such Note. The Collateral Agent may consult with legal counsel (who may be counsel for the Note Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

11.05 Delegation of Duties.

The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Note Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Collateral Agent. The Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

11.06 Resignation of Collateral Agent.

The Collateral Agent may resign as Collateral Agent at any time by giving thirty (30) days advance notice thereof to the Purchasers and the Issuer and, thereafter, the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. Upon any such resignation, the Required Purchasers shall have the right, subject to the approval of the Issuer (so long as no Event of Default has occurred and is continuing; such approval not to be unreasonably withheld), to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Required Purchasers, been approved (so long as no Event of Default has occurred and is continuing) by the Issuer or have accepted such appointment within thirty (30) days after the Collateral Agent’s giving of notice of resignation, then the Collateral Agent may, on behalf of the Purchasers, appoint a successor Collateral Agent reasonably acceptable to the Issuer (so long as no Default or Event of Default has occurred and is continuing). Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Collateral Agent, including, but not limited to, the Dutch Security Documents. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Section 11.06 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent. If no successor has accepted appointment as Collateral Agent by the date which is thirty (30) days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Required Purchasers shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Required Purchasers appoint a successor agent as provided for above. In the event that a new Collateral Agent is appointed and such Collateral Agent is not an Affiliate of the holders of a majority in interest of the Notes, then the Issuer shall agree to pay to such Collateral Agent the fees and expenses (such fees to be payable annually in advance) that such Collateral Agent may reasonably request in connection with its appointment and service.

11.07 Non-Reliance on Collateral Agent and Other Purchasers.

Each Purchaser acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Purchaser or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Purchaser also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Purchaser or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Note Document or any related agreement or any document furnished hereunder or thereunder.

11.08 Collateral Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Note Party, the Collateral Agent (irrespective of whether the principal of any Note shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent shall have made any demand on the Issuer) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Notes and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Purchasers and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Purchasers and the Collateral Agent and their respective agents and counsel and all other amounts due the Purchasers and the Collateral Agent under Section 12.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Purchaser to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to the Purchasers, to pay to the Collateral Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent under Section 12.04.

Nothing contained herein shall be deemed to authorize the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Purchaser any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Purchaser or to authorize the Collateral Agent to vote in respect of the claim of any Purchaser in any such proceeding.

11.09 Collateral and Guaranty Matters.

The Purchasers irrevocably authorize the Collateral Agent, at its option and in its discretion,

(a) to release any Lien on any Collateral granted to or held by the Collateral Agent under any Note Document (i) upon payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted) under the Note Documents, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other Disposition permitted hereunder or under any other Note Document or any Involuntary Disposition, or (iii) as approved in accordance with Section 12.01;

(b) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Note Document to the holder of any Lien on such property that is permitted by Section 8.01(i); and

(c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Note Documents.

Upon request by the Collateral Agent at any time, the Required Purchasers will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty, pursuant to this Section 11.09. At any time that a Note Party desires the Collateral Agent to take any action pursuant to this Section 11.09, such Note Party shall deliver a certificate signed by a Responsible Officer of such Note Party stating that the action is permitted pursuant to this Section 11.09 and the terms of this Agreement.

The Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Collateral Agent’s Lien thereon, or any certificate prepared by any Note Party in connection therewith, nor shall the Collateral Agent be responsible or liable to the Purchasers for any failure to monitor or maintain any portion of the Collateral.

ARTICLE XII

MISCELLANEOUS

12.01 Amendments, Etc.

No amendment or waiver of any provision of this Agreement or any other Note Document, and no consent to any departure by the Issuer or any other Note Party therefrom, shall be effective unless in writing signed by the Required Purchasers and the Issuer or the applicable Note Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that:

(a) no such amendment, waiver or consent shall:

(i) postpone any date fixed by this Agreement or any other Note Document for any payment of principal (excluding mandatory prepayments), interest, prepayment premiums, fees or other amounts due to the Purchasers (or any of them) hereunder or under any other Note Document without the written consent of each Purchaser entitled to receive such payment;

(ii) reduce the principal of, the rate of interest specified herein on or the prepayment premium specified herein for any Note, or any fees or other amounts payable hereunder or under any other Note Document without the written consent of each Purchaser entitled to receive such payment of principal, interest, fees or other amounts; provided, however, that, only the consent of the Required Purchasers shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Issuer to pay interest at the Default Rate;

(iii) change any provision of this Section 12.01(a) or the definition of “Required Purchasers” without the written consent of each Purchaser directly affected thereby;

(iv) release all or substantially all of the Collateral without the written consent of each Purchaser directly affected thereby;

(v) release the Issuer or, except in connection with a merger, amalgamation or consolidation permitted under Section 8.04, all or substantially all of the Guarantors without the written consent of each Purchaser directly affected thereby, except to the extent the release of any Guarantor is permitted pursuant to Section 11.09 (in which case such release may be made by the Required Purchasers); and

(b) unless also signed by the Collateral Agent, no amendment, waiver or consent shall affect the rights or duties of the Collateral Agent under this Agreement or any other Note Document;

(c) any amendment or waiver pursuant to Section 12.01(a) shall apply equally to all holders of the Notes and shall be binding upon them, upon each future holder of the Notes and upon the Note Parties, and shall amend the Notes, in each case whether or not a notation thereof shall have been placed on any such Note. Any such waiver shall be effective only in the specific instance and for the purpose for which given;

(d) notwithstanding any other provision contained in this Section 12.01 or elsewhere in this Agreement to the contrary, Notes which at any time are held by the Issuer or by any of their Affiliates shall not be deemed outstanding for purposes of any vote, consent, approval, waiver or other action required or permitted to be taken by the holders of Notes, or by any of them, under the provisions of this Section 12.01 or Section 9.02 of this Agreement, and neither the Issuer nor any of their Affiliates shall be entitled to exercise any right as a Purchaser or holder of Notes with respect to any such vote, consent, approval or waiver or to take or participate in taking any such action at any time.

(e) So long as any Notes remain outstanding, neither the Issuer nor any of their Affiliates will solicit or request any proposed consent with respect to, or waiver or amendment of, any of the provisions of this Agreement or the other Note Documents unless each holder of Notes (irrespective of the amount of Notes then owned by it), prior to the deadline for executing and delivering any such consent, waiver or amendment, shall be informed thereof by the Issuer and shall be afforded the opportunity of considering the same and shall be supplied by the Issuer with sufficient time and information to enable it to make an informed decision with respect thereto. Neither the Issuer nor any of their Affiliates will, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Purchaser as consideration for or as an inducement to the entering into by any Purchaser of any amendment, waiver or consent with respect to any of the terms and provisions of this Agreement or the other Note Documents, unless such remuneration is concurrently offered, on the same terms, ratably to all of holders of Notes which agree to such amendment, waiver or consent.

12.02 Notices and Other Communications; Facsimile Copies.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, in each case to the address, facsimile number, electronic mail address or telephone number specified for the Issuer, the other Note Parties (as of the Closing Date), and for the Purchasers (as of the Closing Date) and the Collateral Agent, as set forth on Schedule 12.02.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Each of the Issuer, other Note Parties, the Collateral Agent and the Purchasers may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, that, approval of such procedures may be limited to particular notices or communications.

Unless the applicable recipient otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided, that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Change of Address, Etc. Each of the Issuer, other Note Parties, the Purchasers and the Collateral Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto.

(d) Reliance by Collateral Agent and Purchasers. The Collateral Agent and the Purchasers shall be entitled to rely and act upon any notices purportedly given by or on behalf of any Note Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Note Parties shall indemnify the Collateral Agent, each Purchaser and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Note Party. All telephonic communications with the Collateral Agent may be recorded by the Collateral Agent, and each of the parties hereto hereby consents to such recording.

12.03 No Waiver; Cumulative Remedies; Enforcement.

No failure by any Purchaser or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Note Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Note Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

12.04 Expenses; Indemnity; and Damage Waiver.

(a) Costs and Expenses. The Issuer shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Collateral Agent, each Purchaser and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Collateral Agent or any Purchaser), in connection with (A) the preparation, negotiation, execution and delivery of this Agreement and the other Note Documents and (B) any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) or the administration of this Agreement and the other Note Documents and (ii) all reasonable and documented out-of-pocket expenses incurred by the Collateral Agent or any Purchaser (including the fees, charges and disbursements of any counsel for the Collateral Agent or any Purchaser) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Note Documents, including its rights under this Section, or (B) in connection with the Notes made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Notes.

(b) Indemnification by the Note Parties. The Note Parties shall indemnify the Collateral Agent (and any sub-agent thereof) and each Purchaser, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Issuer or any other Note Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Note Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Collateral Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Note Documents, (ii) any Note or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Note Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Note Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Issuer or any other Note Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, if the applicable Issuer or other Note Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Issuer shall (and shall cause each Subsidiary to) not assert, and the Issuer hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Note Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Note or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Note Documents or the transactions contemplated hereby or thereby.

(d) Payments. All amounts due under this Section shall be payable not later than fifteen (15) Business Days after demand therefor.

(e) Survival. The agreements in this Section and the indemnity provisions of Section 12.02(d) shall survive the resignation of the Collateral Agent, the transfer of any Note and the repayment, satisfaction or discharge of all the other Obligations.

12.05 Marshalling; Payments Set Aside.

None of the Collateral Agent or the Purchasers shall be under any obligation to marshal any assets in favor of any Note Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any payment by or on behalf of any Note Party is made to the Collateral Agent or any Purchaser, or the Collateral Agent or any Purchaser exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Collateral Agent or such Purchaser in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

12.06 Successors and Assigns; Transfers.

(a) Successors and Assigns Generally. The provisions of this Agreement and the other Note Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Issuer and the other Note Parties may not assign or otherwise transfer any of their respective rights or obligations hereunder or thereunder without the prior written consent of the Purchasers. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, and, to the extent expressly contemplated hereby, the Related Parties of each of the Collateral Agent and the Purchasers) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Transfers by Purchasers. Each Purchaser shall be entitled to transfer, without restriction, Notes, in an aggregate principal amount greater than or equal to €500,000 or a whole multiple in excess of €100,000 in excess thereof; provided that in no event shall any equity holder of the Issuer (other than a Purchaser, its Affiliates or any limited partner or other investor in a fund managed by a Purchaser and through which such Purchaser holds Notes) or any Subsidiary or any of their respective Affiliates purchase or be the recipient of a transfer of any Note without the prior written consent of the Required Purchasers.

(c) Transfer in Contravention of this Section Void. Any attempt to transfer any Note or portion thereof not in compliance with this Agreement shall be null and void and neither the Issuer nor any transfer agent shall give any effect in the Issuer’ Note register to such attempted transfer.

(d) No Future Liability. Following the sale of any Note or portion thereof by the Purchasers to any subsequent Purchasers pursuant to the terms hereof, the Purchasers shall not be liable or responsible to the Issuer for any losses, damages or liabilities suffered or incurred by the Issuer, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any security previously sold by the Purchaser in compliance with this Section 12.06.

(e) Securities Register. The Issuer will keep at its principal executive office a register, in which, subject to such reasonable regulations as it may prescribe, but at its expense, and the Issuer will provide for the registration and transfer of Notes. Whenever any Note shall be surrendered either at the principal executive office of the Issuer (or at the place of payment named in the Note), for transfer or exchange, accompanied, if so required by the Issuer, by a written instrument of transfer in form reasonably satisfactory to the Issuer duly executed by the holder thereof or by such holder’s attorney duly authorized in writing, the Issuer will execute and deliver in exchange therefor a new Note or Notes, in such denominations as may be requested by such holder, of like tenor and in the same aggregate unpaid principal amount as the aggregate unpaid principal amount of the Note or Notes so surrendered. Any Note issued in exchange for any other Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. Any transfer tax or governmental charge relating to such transaction shall be paid by the holder requesting the exchange. The entries in the register shall be conclusive and binding for all purposes, absent manifest error and the Issuer, the Purchasers and any of their respective agents may treat the Person in whose name any Note is registered as the sole and exclusive record and beneficial holder and owner of such Note for all purposes whatsoever. This Section 12.06(e) shall be construed so that such obligations are at all times maintained in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code and any related regulations (and any other relevant or successor provisions of the Internal Revenue Code or such regulations).

(f) Lost, Stolen Damaged or Destroyed Notes. At the request of any holder of any Note, the Issuer will issue and deliver at its expense, in replacement of any Note lost, stolen, damaged or destroyed, upon surrender thereof, if mutilated, a new Note in the same aggregate unpaid principal amount, and otherwise of the same tenor, as the Note so lost, stolen, damaged or destroyed, duly executed by the Issuer. The Issuer may condition the replacement of a Note reported by the holder thereof as lost, stolen, damaged or destroyed, upon the receipt from such holder of an indemnity reasonably satisfactory to the Issuer.

12.07 Treatment of Certain Information; Confidentiality.

Each of the Collateral Agent and the Purchasers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) as may be reasonably necessary in connection with the exercise of any remedies hereunder or under any other Note Document or any action or proceeding relating to this Agreement or any other Note Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee or transferee (or its Related Parties) of, or any prospective assignee or transferee (or its Related Parties) of, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to a Note Party and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Issuer or their Subsidiaries or the Notes or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the Notes, (h) with the consent of the Issuer, (i) to the members of its investment committee (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) or (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Collateral Agent, any Purchaser or any of their respective Affiliates on a nonconfidential basis from a source other than the Note Parties.

For purposes of this Section, “Information” means all information received from a Note Party or any Subsidiary relating to the Note Parties or any Subsidiary or any of their respective businesses, other than any such information that is available to the Collateral Agent or any Purchaser on a nonconfidential basis, provided, that, in the case of information received from a Note Party or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

12.08 Set-off.

If an Event of Default shall have occurred and be continuing, each Purchaser and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Purchaser or any such Affiliate to or for the credit or the account of the Issuer or any other Note Party against any and all of the obligations of the Issuer or such Note Party now or hereafter existing under this Agreement or any other Note Document to such Purchaser or its Affiliates, irrespective of whether or not such Purchaser or Affiliate shall have made any demand under this Agreement or any other Note Document and although such obligations of the applicable Issuer or such Note Party may be contingent or unmatured or are owed to a branch office or Affiliate of such Purchaser different from the branch office or Affiliate holding such deposit or obligated on such indebtedness. The rights of each Purchaser and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Purchaser or their respective Affiliates may have. Each Purchaser agrees to notify the Issuer promptly after any such setoff and application, provided, that, the failure to give such notice shall not affect the validity of such setoff and application.

12.09 Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Note Document, the interest paid or agreed to be paid under the Note Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Purchaser shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Notes or, if it exceeds such unpaid principal, refunded to the applicable Issuer. In determining whether the interest contracted for, charged, or received by the Collateral Agent or a Purchaser exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

12.10 Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Note Documents, and any separate letter agreements with respect to fees payable to Athyrium, the Purchasers or Collateral Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

12.11 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Note Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof and shall continue in full force and effect as long as any Note or other Obligation hereunder shall remain unpaid or unsatisfied. Such representations and warranties have been or will be relied upon by the Collateral Agent and each Purchaser, regardless of any investigation made by the Collateral Agent or any Purchaser or on their behalf and notwithstanding that the Collateral Agent or any Purchaser may have had notice or knowledge of any Default at the time of any purchase of the Notes, and shall continue in full force and effect as long as any Note or any other Obligation hereunder shall remain unpaid or unsatisfied.

12.12 Severability.

If any provision of this Agreement or the other Note Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Note Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.13 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS (EXCEPT, AS TO ANY OTHER NOTE DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT (EXCEPT, AS TO ANY OTHER NOTE DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, DUTCH LAW.

(b) SUBMISSION TO JURISDICTION. THE ISSUER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT (AND IT WILL NOT PERMIT ANY NOTE PARTY TO) COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE COLLATERAL AGENT, ANY PURCHASER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY OTHER FORUM OTHER THAN A COMPETENT COURT IN THE HAGUE, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH COMPETENT COURT IN THE HAGUE. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER NOTE DOCUMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT OR ANY PURCHASER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT AGAINST THE ISSUER OR ANY OTHER NOTE PARTY OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) IF A PARTY TO THIS NOTE PURCHASE AGREEMENT IS REPRESENTED BY ONE OR MORE ATTORNEYS IN CONNECTION WITH THE EXECUTION OF THIS NOTE PURCHASE AGREEMENT OR ANY NOTE DOCUMENT, AND THE RELEVANT POWER OF ATTORNEY IS EXPRESSED TO BE GOVERNED BY THE LAWS OF THE NETHERLANDS, SUCH CHOICE OF LAW IS HEREBY ACCEPTED BY THE OTHER PARTY, IN ACCORDANCE WITH ARTICLE 14 OF THE HAGUE CONVENTION ON THE LAW APPLICABLE TO AGENCY OF 14 MARCH 1978.

(d) WAIVER OF VENUE. THE ISSUER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER NOTE DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

12.14 [Reserved].

12.15 Judgment Currency.

(a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of the Issuer in respect of any sum due to any party hereto or any holder of the Obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Issuer agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Issuer contained in this Section 12.15 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

12.16 Electronic Execution of Assignments and Certain Other Documents.

The words “execute,” “execution,” “signed,” “signature” and words of like import in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of terms and contract formations on electronic platforms approved by the Purchasers, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

12.17 USA PATRIOT Act.

Each Purchaser that is subject to the Act (as hereinafter defined) and the Collateral Agent (for itself and not on behalf of any Purchaser) hereby notifies the Issuer that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Note Party, which information includes the name and address of each Note Party and other information that will allow such Purchaser or the Collateral Agent, as applicable, to identify each Note Party in accordance with the Act. The Issuer agrees to (and agrees to cause each Note Party to), promptly following a request by the Collateral Agent or any Purchaser, provide all such other documentation and information that the Collateral Agent or such Purchaser requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

12.18 No Advisory or Fiduciary Relationship.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Note Document), the Issuer acknowledges and agrees, and acknowledges their Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Collateral Agent, Athyrium, and the Purchasers are arm’s-length commercial transactions between the Issuer and their Affiliates, on the one hand, and the Collateral Agent, Athyrium and the Purchasers on the other hand, (ii) the Issuer has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Issuer is capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Note Documents; (b)(i) the Collateral Agent, Athyrium and each Purchaser is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary, for the Issuer or any of its Affiliates or any other Person and (ii) neither the Collateral Agent nor any Purchaser has any obligation to the Issuer or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Note Documents; and (c) the Collateral Agent, Athyrium and the Purchasers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuer and their Affiliates, and neither the Collateral Agent, Athyrium nor any Purchaser has any obligation to disclose any of such interests to the Issuer or their Affiliates. To the fullest extent permitted by law, the Issuer hereby waive and release, any claims that they may have against the Collateral Agent, Athyrium or any Purchaser with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

12.19 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Note Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Purchaser that is an EEA Financial Institution arising under any Note Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Purchaser that is an EEA Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Note Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

12.20 Conflicts. Notwithstanding anything to the contrary contained herein or in any other Note Document, in the event of any conflict or inconsistency between this Agreement and any other Note Document, the terms of this Agreement shall govern and control.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ISSUER:	AGENDIA N.V.

	By:	/s/ Mark Straley
	Name:	Mark Straley
	Title:	Managing Director

	By:	/s/ Kurt Becker
	Name:	Kurt Becker
	Title:	Managing Director

[Signature Page to Note Purchase Agreement]

COLLATERAL AGENT:	ATHYRIUM OPPORTUNITIES III ACQUISITION LP, a Delaware limited partnership, as Collateral Agent

	By:	ATHYRIUM OPPORTUNITIES ASSOCIATES III LP, its General Partner

		By:	ATHYRIUM OPPORTUNITIES ASSOCIATES III GP LLC, the General Partner of Athyrium Opportunities Associates III LP

		By:	/s/ Andrew Hyman
		Name:	Andrew Hyman
		Title:	Authorized Signatory

PURCHASERS:	ATHYRIUM OPPORTUNITIES III ACQUISITION LP, a Delaware limited partnership, as Collateral Agent

	By:	ATHYRIUM OPPORTUNITIES ASSOCIATES III LP, its General Partner

		By:	ATHYRIUM OPPORTUNITIES ASSOCIATES III GP LLC, the General Partner of Athyrium Opportunities Associates III LP

		By:	/s/ Andrew Hyman
		Name:	Andrew Hyman
		Title:	Authorized Signatory

[Signature Page to Note Purchase Agreement]

Schedule 1.01

Products, Services and Facilities

Schedule II

Notes and Purchase Prices

Number	Issuer	Purchaser	Principal Value of Note	Purchase Price
N-1	Agendia N.V.	Athyrium Opportunities III Acquisition LP	€10,000,000	€9,800,000

2

Schedule 6.10

Insurance

3

Schedule 6.13(a)

Subsidiaries

4

Schedule 6.13(b)

Capitalization

5

Schedule 6.17

Intellectual Property, Licenses, Etc.

6

Schedule 6.20(a)

Locations of Real Property

7

Schedule 6.20(b)

Taxpayer and Organizational Identification Numbers

8

Schedule 6.20(c)

Change in Legal Name

9

Schedule 6.24

Material Contracts

10

Schedule 6.25

Regulatory Compliance

11

Schedule 7.20

Post-Closing Obligations

12

Schedule 8.01

Liens

13

Schedule 8.02

Investments

14

Schedule 8.03

Indebtedness

15

Schedule 12.02

Addresses for Notices

16